UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant  ☒        Filed by a Party other than the Registrant  ☐

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

Newcastle Investment Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

This communication does not constitute an offer to holders of any series of Newcastle Investment Corp. preferred stock to tender their shares of preferred stock. Newcastle Investment Corp. will file a Tender Offer Statement on Schedule TO with the Securities and Exchange Commission upon the commencement of any offer to purchase any shares of preferred stock. Persons who are eligible to tender their shares of preferred stock should read the entire Schedule TO and other related materials when those materials become available, because they will contain important information about the tender offer.

Holders of preferred stock of Newcastle Investment Corp. will be able to obtain the written materials described above and other documents that the company files with the Securities and Exchange Commission free of charge from the Commission’s web site at www.sec.gov.

NEWCASTLE INVESTMENT CORP.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON                 , 2009

To the Stockholders of Newcastle Investment Corp.:

You are cordially invited to a special meeting of stockholders of Newcastle Investment Corp., a Maryland corporation (“the Company”), to be held at                  on                     , 2009, at                 , New York Time (the “Special Meeting”).

The Special Meeting is being held to approve amendments to our Charter to modify the preferential terms of each of our Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, including modifications to dividend, liquidation and voting rights, as more fully described in the enclosed Proxy Statement.

Stockholders of record at the close of business on October 14, 2009, will be entitled to notice of and to vote at the Special Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on                 , 2009. The Proxy Statement for the Special Meeting of Stockholders and the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and Quarterly Report on Form 10-Q for the period ended June 30, 2009 are also available at http://www.proxyvote.com.

It is important that your shares be represented at the Special Meeting regardless of the size of your holdings. A Proxy Statement, proxy card and self-addressed envelope are enclosed. Return the proxy card promptly in the envelope provided, which requires no postage if mailed in the United States. You can also now vote by telephone (at 1-800-690-6903) or by the Internet by logging onto the site provided on the proxy card (http://www.proxyvote.com). Whether or not you plan to attend the Special Meeting in person, please vote by one of these three methods. If you are the record holder of your shares and you attend the meeting, you may withdraw your proxy and vote in person, if you so choose.

If you have any questions regarding your proxy, or need assistance in voting your shares, please contact D.F. King & Co., Inc., our proxy solicitor, at 1-800-488-8075.

By Order of the Board of Directors,

Randal A. Nardone
Secretary

1345 Avenue of the Americas

46th Floor

New York, New York 10105

October     , 2009

NEWCASTLE INVESTMENT CORP.

1345 Avenue of the Americas, 46th Floor,

New York, New York 10105

PROXY STATEMENT

For Special Meeting of Stockholders To Be Held On                     , 2009

This Proxy Statement and the accompanying proxy card and notice of special meeting are provided in connection with the solicitation of proxies by and on behalf of the board of directors (the “Board”) of Newcastle Investment Corp., a Maryland corporation, for use at the special meeting of stockholders to be held at                  on                     , 2009, and any adjournments or postponements thereof (the “Special Meeting”). “We,” “our,” “us,” the “Company” and “Newcastle” each refers to Newcastle Investment Corp. The mailing address of our executive office is 1345 Avenue of the Americas, 46th Floor, New York, New York 10105. This Proxy Statement, the accompanying proxy card and the notice of special meeting are first being mailed to holders of our common stock, par value $0.01 per share (the “Common Stock”), on or about                     , 2009.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS

General

Q:	Why am I receiving these materials?

A:	The Board is providing these proxy materials to you in connection with the solicitation of proxies for exercise at the Special Meeting. As a holder of our Common Stock, you are invited to attend the Special Meeting and are requested to vote on the items of business described in this Proxy Statement.

Q:	Why are you having a Special Meeting?

A:	We are holding a special meeting to seek approval from holders of Common Stock to amend our Charter (the “Charter”) to modify the preferential terms of each of our 9.75% Series B Cumulative Redeemable Preferred Stock, $0.01 par value per share (“Series B Preferred Stock”), our 8.05% Series C Cumulative Redeemable Preferred Stock, $0.01 par value per share (“Series C Preferred Stock”), and our 8.375% Series D Cumulative Redeemable Preferred Stock (“Series D Preferred Stock” and, together with the Series B Preferred Stock and the Series C Preferred Stock, the “Preferred Stock”), including modifications to dividend, liquidation and voting rights. See “Effects of the Proposed Amendments on the Company’s Preferred Stock” under “The Proposal” for a more detailed discussion of the proposed modifications.

In connection with seeking approval from the holders of Common Stock to amend our Charter, we are concurrently conducting a consent solicitation of the holders of each series of Preferred Stock (the “Consent Solicitation”) to obtain their approval of the proposed amendments to modify the preferential terms of the Preferred Stock (the “Proposed Amendments”) and a tender offer (the “Offer to Purchase”) to the holders of our Preferred Stock to purchase their shares of Preferred Stock.

If the holders of the Common Stock and the holders of each series of the Preferred Stock approve the Proposed Amendments, for each tendered share of Preferred Stock accepted for purchase by us in the Offer to Purchase and Consent Solicitation, a holder will receive $7.19 for each share of Series B Preferred Stock, $6.76 for each share of Series C Preferred Stock and $6.84 for each share of Series D Preferred Stock. If the Proposed Amendments receive the requisite stockholder approvals and the Offer to Purchase and Consent Solicitation are successfully completed, we will pay accumulated and unpaid dividends through October 31, 2009 to all holders of shares of Preferred Stock that remain outstanding after the successful completion of the Offer to Purchase and Consent Solicitation. The accumulated and unpaid dividends will be $2.44 per share of Series B Preferred Stock, $2.01 per share of Series C Preferred Stock and $2.09 per share of Series D Preferred Stock as of October 31, 2009. If holders of Preferred Stock tender their shares, and they are accepted for payment, such holders will not receive a separate payment in respect of accumulated and unpaid dividends.

Modification to Preferred Stock

Q:	Why are you also conducting the Offer to Purchase and Consent Solicitation?

A:	The ongoing global credit and liquidity crisis has demonstrated that the Company must maintain sufficient liquidity to grow our business. The Company is conducting the Offer to Purchase and Consent Solicitation because it believes the significant reduction or elimination of the outstanding Preferred Stock, together with the elimination of the related dividend obligations, will improve the Company’s cash flow from operations, liquidity and flexibility to manage the current challenging market conditions.

Since mid-2007, the ongoing global credit and liquidity crisis has adversely affected – and continues to adversely affect – both the Company and the market in which we operate.

As we have noted previously in our public filings, market conditions during the last two years have been tremendously challenging. Beginning in 2007, increased default rates in the subprime mortgage market played a role in causing credit spreads to widen, reducing availability of credit on favorable terms, increasing the frequency and amount of margin calls, reducing liquidity and price transparency of real estate related assets, making it difficult to obtain accurate mark-to-market valuations, and creating a negative perception of the state of the real estate markets and of real estate investment trusts, or REITs, generally. These conditions worsened during 2008 and intensified meaningfully in the fourth quarter of 2008, resulting in extraordinarily challenging market conditions. Despite signs of moderate improvement, market conditions during 2009 have remained significantly challenging, and we do not know if or when market conditions will be fully restored to the conditions we experienced prior to the onset of this crisis.

These extraordinarily difficult market conditions have adversely affected the Company’s business, liquidity, financial condition and results of operations in a number of ways, including, but not limited to:

•	the amount, type and attractiveness of financing available to us have decreased significantly;

•	we experienced increased margin calls and other financing costs and were required to repay debt at its maturity at a time of depressed collateral value, which greatly reduced our liquidity;

•	reduced cash flows from our collateralized debt obligations (“CDOs”) and other assets have further reduced our liquidity;

•	liquidity needs and a lack of attractive available financing have prompted us to sell assets below what we believed to be their value;

•	the current market value of our existing portfolio has decreased, which has further limited our ability to access capital; and

•	expectations regarding future cash flows have decreased, both as a result of expected asset performance and as a result of actual or potential ratings downgrades.

These factors greatly reduced our earnings, cash flow and liquidity. While our liquidity has improved during 2009, and we continue to try to maximize the amount of cash flows that we generate from our CDOs and other assets, we expect that our future cash flows from operations will be significantly reduced relative to previous years.

As a result of the challenging market conditions and their impact on the Company, we have been keenly focused on maintaining liquidity. This focus contributed to our decision not to pay dividends on the Preferred Stock for the January 31, April 30, July 31 and October 31, 2009 dividend payment dates. As of October 31, 2009, the accumulated and unpaid dividends on the Preferred Stock will be approximately $13.5 million in aggregate. Moreover, we have not declared a dividend on the Common Stock since September of 2008.

We believe that we must align the costs of our operations with our cash flows in order to maintain sufficient liquidity to grow our business. Because we expect the Company’s cash flows in the near-to-medium term to be lower than in previous years (and could decrease significantly in the future as a result of decreased cash flows from our CDOs or other factors), it is important for us to reduce the Company’s future cash requirements. Upon implementation of the Proposed Amendments and completion of the Offer to Purchase and Consent Solicitation, the Company will not be required to pay any dividends on any remaining shares of Preferred Stock in the future (i.e., future dividends will not accumulate on any remaining Preferred Stock). Although the Company will pay accumulated and unpaid dividends through October 31, 2009 to all holders of shares of Preferred Stock that remain outstanding after the successful completion of the Offer to Purchase and Consent Solicitation, the Company does not expect to pay any further dividends on the remaining shares of Preferred Stock. While the successful completion of the Offer to Purchase and Consent Solicitation will initially reduce the amount of our available unrestricted cash, we believe the significant reduction or elimination of the outstanding Preferred Stock and the elimination of the related dividend obligations will give us the enhanced balance sheet flexibility necessary to make new investments and grow our business. We additionally believe that with an improved capital structure there may be business opportunities that we can pursue to enhance stockholder value that are currently either not feasible or extremely challenging to pursue.

In addition, we are party to a management agreement with FIG LLC, an affiliate of Fortress Investment Group LLC, pursuant to which FIG LLC, our manager, provides for the day-to-day management of our operations. We pay FIG LLC an annual management fee equal to 1.5% of our gross equity (as defined in our governing documents). Reducing the number of outstanding shares of Preferred Stock will reduce our gross equity and therefore will also reduce the annual management fee that we are required to pay to our manager.

Even if the requisite stockholder approvals are obtained, we may delay completing repurchases under the Offer to Purchase and Consent Solicitation or terminate it and not implement any of the Proposed Amendments, nor pay any of the accumulated and unpaid dividends on the Preferred Stock, if, among other conditions, at the time of payment of the purchase price for the shares in the Offer to Purchase or the date on which the dividend payments are authorized, the Company is not eligible to pay such distributions under Maryland law.

Q:	What vote is required from the holders of Common Stock to approve the amendments to the Company’s Charter modifying the terms of each series of Preferred Stock?

A:	We are seeking the affirmative vote of a majority of the outstanding shares of Common Stock to amend the Company’s Charter to modify the terms of each series of Preferred Stock. If we are unable to obtain the requisite votes from the holders of our Common Stock, we may, in our sole discretion, terminate the Offer to Purchase and Consent Solicitation and not pay the accumulated and unpaid dividends on the Preferred Stock.

Approval of the Proposed Amendments by the holders of Common Stock alone will not result in a modification of our Charter. In addition, holders of at least 66-2/3% of each class of the Preferred Stock, each voting as a separate class, must vote to approve or consent to the Proposed Amendments. We are separately seeking the approval of the holders of Preferred Stock to the Proposed Amendments as part of the Offer to Purchase and Consent Solicitation.

Q:	If the proposal to modify the terms of the Company’s Preferred Stock is approved, what will be the consequences to the Company?

A:

In connection with seeking approval to amend the Company’s Charter to modify the terms of the Preferred Stock, we are also conducting the Offer to Purchase. The closing of the Offer to Purchase and effectuating the purchase of the shares of Preferred Stock is subject to various conditions, including receiving approval of the Proposed Amendments from the holders of Common Stock. Shares of Preferred Stock that are purchased by us in the Offer to Purchase will revert to the status of authorized but unissued shares of preferred stock.

If the Offer to Purchase and Consent Solicitation are successfully completed, we will also pay accumulated and unpaid dividends through October 31, 2009 to all holders of shares of Preferred Stock that remain outstanding after the successful completion of the Offer to Purchase and Consent Solicitation. The accumulated and unpaid dividends will be $2.44 per share of Series B Preferred Stock, $2.01 per share of Series C Preferred Stock and $2.09 per share of Series D Preferred Stock as of October 31, 2009. If holders of Preferred Stock tender their shares, and they are accepted for payment, such holders will not receive a separate payment in respect of accumulated and unpaid dividends.

The Company’s obligations to holders of any remaining outstanding shares of Preferred Stock will also be altered upon the effectiveness of the Proposed Amendments, as further described in the proposal, such that the Company will not be required to pay any future dividends with respect to any series of the Preferred Stock.

The Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock are currently listed on the New York Stock Exchange, or the NYSE. Upon approval of the Proposed Amendments and the successful completion of the Offer to Purchase and Consent Solicitation, it is possible that each series of Preferred Stock will cease to qualify for continued listing on the NYSE. If delisting from the NYSE occurs, we do not intend to apply for listing of any series of Preferred Stock on any other national securities exchange. To the extent permitted by law, we intend to deregister any series of Preferred Stock under the Securities Exchange Act of 1934 (the “Exchange Act”) that is no longer listed on the NYSE. If any series of Preferred Stock is delisted and deregistered, we do not believe there will be an active market for that series of Preferred Stock and, therefore, holders of that series of Preferred Stock following completion of the Offer to Purchase and Consent Solicitation will have an illiquid investment indefinitely.

Q:	If the proposal to modify the terms of the Company’s Preferred Stock is NOT approved, what will be the consequences to the stockholders and the Company?

A:	If our stockholders do not approve the modification of the terms of the Preferred Stock, the consequences to the stockholders of the Company will include:

•

Given our current financial condition, if the Offer to Purchase and Consent Solicitation are not successfully completed, we do not know if we will pay future dividends on either the Preferred Stock or the Common Stock. We may face obstacles in implementing strategic initiatives to grow our Company for the benefit of our stockholders, and we may be required to change our current plan of operations, which change we cannot predict at this time.

•

The Company’s business, results of operations, financial condition, and ability to obtain financing will continue to be negatively affected by the terms of the Preferred Stock in a variety of ways. For example, if we pay dividends on the Preferred Stock, we will reduce our cash flow from operations and, therefore, reduce our cash available to make investments for the benefit of our stockholders. Furthermore, the Preferred Stock and related accumulated dividends limit our ability to access the equity markets in order to increase our capital and liquidity as many other REITs have done, and are continuing to do, in the current market.

•

Our ability to make distributions to holders of Common Stock will remain limited. Unless full cumulative dividends are paid on the Preferred Stock, no dividends (other than in shares of Common Stock) or distributions can be paid on shares of Common Stock nor can any shares of Preferred Stock be redeemed, purchased or otherwise acquired.

•

If we do not pay dividends on the Preferred Stock for six or more quarterly periods (whether or not consecutive), the holders of the Preferred Stock will be entitled to elect two directors to our Board. Our failure to make dividend payments for the January 31, April 30, July 31 and

October 31, 2009 dividend payment dates will count as four quarterly periods of non-payment towards the potential triggering of this right. Thus, if we do not make a dividend payment on the Preferred Stock by April 30, 2010, the holders of the Preferred Stock will then be entitled to elect two directors to our Board. We cannot predict whether the holders of the Preferred Stock would take such action or, if taken, what impact the two new directors on our Board would have on our Company (other than increasing our director compensation costs).

•

The price of the Common Stock and Preferred Stock may decline, which could result in both the Common Stock and each series of the Preferred Stock being de-listed from the New York Stock Exchange (the “NYSE”). As we have previously disclosed, prior to September 4, 2009, Newcastle was not in compliance with one of the NYSE’s continued listing standards, which requires that the average closing price of the Common Stock equal at least $1.00 per share over a 30 consecutive trading-day period. Although the Company is currently in compliance with this requirement, if the price of its Common Stock falls below $1.00 over an extended period, the NYSE will likely de-list both the Common Stock and the Preferred Stock. If de-listing occurs, then shares of the Common Stock and the Preferred Stock will likely trade on a less active trading platform, which would almost certainly decrease the trading volume of the Common Stock and the Preferred Stock, making it more difficult to sell shares and potentially further reducing the price of the Common Stock and the Preferred Stock.

•

The Preferred Stock will remain issued and outstanding and entitled to all of the preferential rights associated with the Preferred Stock, as further described in this Proxy Statement. For example, the holders of the Preferred Stock will continue to be entitled to cumulative dividends. The Preferred Stock will continue to rank senior to the Common Stock with respect to the payment of distributions and the distribution of assets upon liquidation, dissolution or winding up and will remain entitled to a larger amount of our assets upon the occurrence of such events.

•

The Preferred Stock is entitled to receive $25.00 per share (before any payments are made to the holders of the Common Stock) upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, although any liquidating distributions to holders of capital stock are subordinate to payments on outstanding recourse indebtedness and other recourse liabilities (including our trust preferred securities). The $25.00 liquidation preference per share is not being modified in the Proposed Amendments. However, if the proposal is not approved, upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the Preferred Stock will also continue to be entitled to any accumulated and unpaid dividends (whether or not declared). If our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Preferred Stock and any other parity stock, then the holders of the Preferred Stock and any other parity stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. As of June 30, 2009, the Company had negative stockholders’ equity (i.e., a deficit) of $2.2 billion with an aggregate of $236.0 million of total outstanding recourse indebtedness and other recourse liabilities (including our trust preferred securities). The aggregate liquidation value of the Preferred Stock is $152.5 million, excluding any accumulated and unpaid dividends.

It is important to note that the Company cannot predict every potential consequence to the stockholders of the Company if the Proposed Amendments are not approved. There may be additional consequences beyond those listed above, and such consequences could materially impact the Company.

Q:	What are the general voting rights of the holders of Common Stock?

A:	Each share of Common Stock is entitled to one vote, subject to the provisions of our Charter regarding restrictions on transfer of stock. Shares of Common Stock have no preference, conversion, exchange, redemption, appraisal, sinking fund, preemptive or cumulative voting rights.

Q:	What are the voting rights of the holders of Preferred Stock?

A:	The Preferred Stock generally has no voting rights. However, if we do not pay dividends on any outstanding Preferred Stock for six or more quarterly periods (whether or not consecutive), holders of the Preferred Stock (voting together as a single class) will be entitled to elect two additional directors to the Company’s Board to serve until all accumulated and unpaid dividends have been paid or declared and set apart for payment.

In addition, the affirmative vote of holders of at least 66-2/3% of the outstanding shares of each class of Preferred Stock is required to (a) authorize, create or increase the authorized or issued amount of any class or series of equity securities ranking senior to such class of Preferred Stock with respect to the payment of distributions or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up, or reclassify any of our authorized equity securities into such senior equity securities, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such senior equity securities; or (b) amend, alter or repeal any of the provisions of our Charter, whether by merger or consolidation or otherwise, so as to materially and adversely affect any right, preference or voting power of such Preferred Stock; provided, however, that with respect to any such amendment, alteration or repeal upon the occurrence of a merger or consolidation, so long as shares of such class of Preferred Stock remain outstanding with the terms thereof materially unchanged in any adverse respect, taking into account that, upon the occurrence of such event, the Company may not be the surviving entity and such surviving entity may thereafter be the issuer of the Preferred Stock, the occurrence of any such merger or consolidation shall not be deemed to materially and adversely affect the rights, preferences or voting powers of such class of Preferred Stock; and provided further that any increase in the amount of authorized Preferred Stock or any other class or series of the Company’s equity securities, in each case ranking on a parity with or junior to the Preferred Stock with respect to the payment of distributions and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Company, shall not be deemed to materially and adversely affect the rights, preferences or voting powers of the Preferred Stock.

Q:	Do the holders of Preferred Stock have any other rights?

A:	In addition to the rights of the holders of Preferred Stock to dividends discussed below, upon the voluntary or involuntary liquidation, dissolution or winding up of our affairs, for each share of Preferred Stock, holders are entitled to receive, before any payments are made to the holders of our Common Stock, $25.00 per share, which preferential right is not being modified in the Proposed Amendments, and accumulated and unpaid dividends, whether or not declared. If, upon any liquidation, dissolution or winding up of our affairs, the cash distributable among holders of Preferred Stock is insufficient to pay in full the liquidation preference of the Preferred Stock as described above and any liquidation preference applicable to parity stock, then our remaining assets (or the proceeds thereof) will be distributed among the holders of the Preferred Stock and any such other parity stock in proportion to the amounts that would be payable to holders of the Preferred Stock and any such other parity stock if all amounts payable thereon were paid in full. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the Preferred Stock will have no right or claim to any of our remaining assets. The consolidation or merger of the Company with or into another entity, the merger of another entity with or into the Company, a statutory share exchange by the Company, or a sale, lease, transfer or conveyance of all or substantially all of the Company’s property or business is not deemed to constitute a liquidation, dissolution or winding up of the Company for purposes of the Preferred Stock.

Q:	Are holders of Preferred Stock entitled to dividends?

A:

The holders of the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock are entitled to cumulative quarterly dividends equal to 9.75%, 8.05% and 8.375% of the $25.00 liquidation preference per annum (equivalent to $2.4375, $2.0125 and $2.09375 per share), respectively, which is equal to an aggregate of approximately $13.5 million per year. Dividends on the Preferred Stock currently accumulate whether or not current payment of dividends is prohibited, whether or not we have earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Unpaid dividends on the Preferred Stock accumulate as of the dividend payment date on which they first become payable or on the date of redemption, as the case may be.

Q:	May the Company redeem the Preferred Stock?

A:	The Series B Preferred Stock is currently redeemable. However, we may not redeem the Series C Preferred Stock prior to October 25, 2010, and we may not redeem the Series D Preferred Stock prior to March 15, 2012. We may, at our option, redeem the Series B Preferred Stock and, on or after October 25, 2010, the Series C Preferred Stock and, on or after March 15, 2012, the Series D Preferred Stock, as applicable, in whole or in part, at any time and from time to time, for cash at $25.00 per share, plus accumulated and unpaid dividends, if any, to and including the redemption date. The Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock have a liquidation preference of $25.00 per share, or an aggregate of $152.5 million, excluding any accumulated and unpaid dividends.

Q:	What happens if the Company does not declare and pay dividends to the holders of Preferred Stock?

A:	Unless full cumulative dividends on the Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period: (i) no distributions (other than in shares of Common Stock or other shares of the Company’s equity securities ranking junior to the Preferred Stock as to distributions and upon liquidation) may be authorized or paid or set aside for payment; (ii) no other distribution may be authorized or made upon shares of Common Stock or any other shares of equity securities of the Company of any other class or series ranking, as to distributions and upon liquidation, on a parity with or junior to the Preferred Stock; and (iii) no Common Stock or any other shares of equity securities of the Company ranking junior to or on a parity with the Preferred Stock as to distributions or upon liquidation may be redeemed, purchased or otherwise acquired for any consideration (or any money paid to or made available for a sinking fund for the redemption of any such shares) by us, except by conversion into or exchange for Common Stock or other shares of equity securities of the Company ranking junior to the Preferred Stock as to distributions and amounts payable upon liquidation.

In addition, if we do not pay dividends on our Preferred Stock for six or more quarterly periods (whether or not consecutive), the holders of the Preferred Stock (voting together as a single class) will be entitled to elect two directors to our Board to serve until all accumulated and unpaid dividends have been paid or declared and set apart for payment. Our failure to make dividend payments for the January 31, April 30, July 31, and October 31, 2009 dividend payment dates will count as four quarterly periods of non-payment towards the potential triggering of this right.

Board Recommendation

Q:	How does the Board recommend I vote on the proposal?

A:	The Board recommends a vote FOR approval of the amendments to the Company’s Charter to modify the terms of the Preferred Stock.

As we mentioned above, the ongoing global credit and liquidity crisis has demonstrated that the Company must maintain sufficient liquidity to grow our business. We believe that we must align the costs of our operations with our cash flows in order to achieve this growth. The Company is conducting the Offer to Purchase and Consent Solicitation because we believe that, while the successful completion of the Offer to Purchase and Consent Solicitation will initially reduce the amount of our available unrestricted cash, the significant reduction or elimination of the outstanding Preferred Stock, together with the elimination of the related dividend obligations, will improve the Company’s cash flow from operations, liquidity and flexibility to manage the current challenging conditions. We additionally believe that with an improved capital structure there may be business opportunities that we can pursue to enhance stockholder value that are currently not feasible or extremely challenging to pursue.

GENERAL INFORMATION ABOUT VOTING

Solicitation of Proxies

The enclosed proxy is solicited by and on behalf of our Board. The expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby will be borne by the Company. In addition to the use of the mail, proxies may be solicited by officers, directors and employees of our manager, without additional remuneration, by personal interview, telephone, telegraph or otherwise. The Company has retained D.F. King & Co., Inc., a proxy solicitation firm, for assistance with the distribution of materials to beneficial owners of Common Stock and the solicitation of proxies for the Special Meeting at a cost of approximately $200,000 and reimbursement of reasonable out-of-pocket expenses. The Company will also request brokers, dealers and other nominees forward proxy materials to the beneficial owners of shares held of record as of the close of business on October 14, 2009, and will provide reimbursement for the cost of forwarding the material.

Stockholders Entitled To Vote

As of October 1, 2009, there were outstanding and entitled to vote 52,905,335 shares of our Common Stock. Each share of our Common Stock entitles the holder to one vote. Stockholders of record at the close of business on October 14, 2009 are entitled to vote at the Special Meeting or any adjournment thereof. A stockholder list will be available for examination by Newcastle stockholders at the Special Meeting and at the office of the Company at 1345 Avenue of the Americas, 46th Floor, New York, New York 10105, during ordinary business hours during the ten-day period prior to the Special Meeting for any purpose germane to the meeting.

Required Vote

A quorum will be present if the holders of a majority of the outstanding shares of Common Stock entitled to vote are present, in person or by proxy, at the Special Meeting. If you have returned a valid proxy or if you hold your shares in your own name as holder of record and you attend the Special Meeting in person, your shares will be counted for the purpose of determining whether there is a quorum. If a quorum is not present, the Special Meeting may be adjourned by the chairman of the meeting or by the vote of a majority of the shares represented at the Special Meeting until a quorum has been obtained.

The amendments to our Charter to modify the terms of each of our existing series of Preferred Stock require the affirmative vote of holders of outstanding shares of Common Stock entitled to cast a majority of all the votes entitled to be cast on the proposal, as well as the affirmative vote of the holders of at least 66-2/3% of each class of the outstanding shares of Preferred Stock, each voting as separate class. As of October 5, 2009, we have outstanding 2,500,000 shares of Series B Preferred Stock, 1,600,000 shares of Series C Preferred Stock and 2,000,000 shares of Series D Preferred Stock. We are not seeking the approval of the holders of the Preferred Stock at the Special Meeting, but we are separately seeking their approval in the Offer to Purchase and Consent Solicitation.

Abstentions and broker non-votes will be counted in determining the presence of a quorum. “Broker non-votes” are instances where a broker holding shares of record for a beneficial owner does not vote the shares because it is precluded by rules of the NYSE or the Financial Industry Regulatory Authority from voting on a matter. Abstentions and broker non-votes will have the same effect as a vote “against” the proposal to amend the terms of the Preferred Stock.

Voting

If you hold your shares of Common Stock in your own name as a holder of record, you may instruct the proxies to vote your shares by telephone, by the Internet or by signing, dating and mailing the proxy card in the postage-paid envelope provided. In addition, if you hold your shares of Common Stock in your name as a holder of record, you may vote your shares of our Common Stock in person at the Special Meeting.

If your shares of Common Stock are held on your behalf by, and in the name of, a broker, dealer or other nominee, you will receive instructions from them that you must follow to be able to attend the Special Meeting or to have your shares voted at the Special Meeting.

Right to Revoke Proxy

If you hold shares of Common Stock in your own name as a holder of record, you may revoke your proxy instructions through any of the following methods:

•

send written notice of revocation, prior to the Special Meeting, to our Secretary, Mr. Randal A. Nardone, at Newcastle Investment Corp., 1345 Avenue of the Americas, 46th Floor, New York, New York 10105;

•	sign, date and mail a new proxy card to Newcastle Investment Corp., c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717;

•	dial the number provided on the proxy card and vote again;

•	log onto the Internet site provided on the proxy card and vote again; or

•	attend the Special Meeting and vote your shares in person.

If shares of Common Stock are held on your behalf by a broker, dealer or other nominee, you must contact them to receive instructions as to how you may revoke your proxy instructions.

Appraisal Rights

You do not have appraisal rights in connection with the vote on the Proposed Amendments.

Confidentiality of Voting

We keep all proxies, ballots and voting tabulations confidential as a matter of practice. We permit only our Inspector of Election, Broadridge Financial Solutions, Inc., to examine these documents.

THE PROPOSAL:

MODIFY THE TERMS OF PREFERRED STOCK RELATED

TO DIVIDEND, LIQUIDATION AND VOTING RIGHTS

The ongoing global credit and liquidity crisis has demonstrated that the Company must maintain sufficient liquidity to grow our business. The Company is conducting the Offer to Purchase and Consent Solicitation because it believes the significant reduction or elimination of the outstanding Preferred Stock, together with the elimination of the related dividend obligations, will improve the Company’s cash flow from operations, liquidity and flexibility to manage the current challenging market conditions.

Since mid-2007, the ongoing global credit and liquidity crisis has adversely affected – and continues to adversely affect – both the Company and the market in which we operate.

As we have noted previously in our public filings, market conditions during the last two years have been tremendously challenging. Beginning in 2007, increased default rates in the subprime mortgage market played a role in causing credit spreads to widen, reducing availability of credit on favorable terms, increasing the frequency and amount of margin calls, reducing liquidity and price transparency of real estate related assets, making it difficult to obtain accurate mark-to-market valuations, and creating a negative perception of the state of the real estate markets and of real estate investment trusts, or REITs, generally. These conditions worsened during 2008 and intensified meaningfully in the fourth quarter of 2008, resulting in extraordinarily challenging market conditions. Despite signs of moderate improvement, market conditions during 2009 have remained significantly challenging, and we do not know if or when market conditions will be fully restored to the conditions we experienced prior to the onset of this crisis.

These extraordinarily difficult market conditions have adversely affected the Company’s business, liquidity, financial condition and results of operations in a number of ways, including, but not limited to:

•	the amount, type and attractiveness of financing available to us have decreased significantly;

•	we experienced increased margin calls and other financing costs and were required to repay debt at its maturity at a time of depressed collateral value, which greatly reduced our liquidity;

•	reduced cash flows from our collateralized debt obligations (“CDOs”) and other assets have further reduced our liquidity;

•	liquidity needs and a lack of attractive available financing have prompted us to sell assets below what we believed to be their value;

•	the current market value of our existing portfolio has decreased, which has further limited our ability to access capital; and

•	expectations regarding future cash flows have decreased, both as a result of expected asset performance and as a result of actual or potential ratings downgrades.

These factors greatly reduced our earnings, cash flow and liquidity. While our liquidity has improved during 2009, and we continue to try to maximize the amount of cash flows that we generate from our CDOs and other assets, we expect that our future cash flows from operations will be significantly reduced relative to previous years.

As a result of the challenging market conditions and their impact on the Company, we have been keenly focused on maintaining liquidity. This focus contributed to our decision not to pay dividends on the Preferred Stock for the January 31, April 30, July 31 and October 31, 2009 dividend payment dates. As of October 31, 2009, the accumulated and unpaid dividends on the Preferred Stock will be approximately $13.5 million in aggregate. Moreover, we have not declared a dividend on the Common Stock since September of 2008.

We believe that we must align the costs of our operations with our cash flows in order to maintain sufficient liquidity to grow our business. Because we expect the Company’s cash flows in the near-to-medium term to be lower than in previous years (and could decrease significantly in the future as a result of decreased cash flows from our CDOs or other factors), it is important for us to reduce the Company’s future cash requirements. Upon implementation of the Proposed Amendments and completion of the Offer to Purchase and Consent Solicitation, the Company will not be required to pay any dividends on the Preferred Stock in the future (i.e., future dividends will not accumulate on any remaining Preferred Stock). Although the Company will pay accumulated and unpaid dividends through October 31, 2009 to all holders of shares of Preferred Stock that remain outstanding after the successful completion of the Offer to Purchase and Consent Solicitation, the Company does not expect to pay any further dividends on the Preferred Stock. While the successful completion of the Offer to Purchase and Consent Solicitation will initially reduce the amount of our available unrestricted cash, we believe the significant reduction or elimination of the outstanding Preferred Stock and the elimination of the related dividend obligations will give us the enhanced balance sheet flexibility necessary to make new investments and grow our business. We additionally believe that with an improved capital structure there may be business opportunities that we can pursue to enhance stockholder value that are currently either not feasible or extremely challenging to pursue.

In addition, we are party to a management agreement with FIG LLC, an affiliate of Fortress Investment Group LLC, pursuant to which FIG LLC, our manager, provides for the day-to-day management of our operations. We pay FIG LLC an annual management fee equal to 1.5% of our gross equity (as defined in our governing documents). Reducing the number of outstanding shares of Preferred Stock will reduce our gross equity and therefore will also reduce the annual management fee that we are required to pay to our manager.

On October 5, 2009, the Board approved amendments to the Company’s Charter to modify the terms of our Preferred Stock as described in this Proxy Statement. The Board directed that a proposal to approve these amendments be submitted to the holders of Common Stock for their consideration at a special meeting, and to the holders of the Preferred Stock, each voting as a separate class, in a consent solicitation. As of October 5, 2009, there were 2,500,000 shares of Series B Preferred Stock, 1,600,000 shares of Series C Preferred Stock and 2,000,000 shares of Series D Preferred Stock outstanding. The proposed amended text of the affected provisions of our Charter is set forth in Annex A, Annex B and Annex C to this Proxy Statement, marked to show changes against the current text of the Charter. The Proposed Amendments would make the following changes to the provisions of each of the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock:

1.	make any future dividends non-cumulative and payable only in the sole discretion of the Board;

2.	eliminate the provisions prohibiting the payment of dividends on Common Stock and other capital stock of the Company that ranks junior in right of payment to the Preferred Stock and prohibiting the purchase or redemption of Common Stock and other capital stock of the Company that ranks junior or equal in right of payment to Preferred Stock if full cumulative dividends for all past dividend periods and the then current dividend period are not paid or declared and set apart for payment;

3.	eliminate the provision prohibiting the Company from electing to redeem Preferred Stock prior to the fifth anniversary of the issuance of such Preferred Stock;

4.	eliminate the provision prohibiting the Company from redeeming less than all of the outstanding Preferred Stock, or repurchasing shares of Common Stock and other capital stock of the Company that ranks junior in right of payment to the Preferred Stock, if full cumulative dividends for all past dividend periods and the then current dividend period have not been paid or declared and set apart for payment;

5.	eliminate the right of holders of Preferred Stock to elect two directors if dividends are in arrears for six quarterly periods; and

6.	eliminate the right of holders of Preferred Stock to consent to or approve the authorization or issuance of preferred stock senior to the Preferred Stock.

If the Proposed Amendments are approved by the holders of the Common Stock and the holders of Preferred Stock and the Offer to Purchase and Consent Solicitation are successfully completed, all holders of shares of

Preferred Stock that remain outstanding after the successful completion of the Offer to Purchase and Consent Solicitation will receive payment of all accumulated and unpaid dividends through October 31, 2009. However, all shares of Preferred Stock that remain outstanding after completion of the Offer to Purchase and Consent Solicitation will be subject to all of the Proposed Amendments, and the Company does not expect to pay any further dividends on such shares. If holders of Preferred Stock tender their shares, and they are accepted for payment, such holders will not receive a separate payment in respect of accumulated and unpaid dividends.

Under Maryland law and our Charter, the approval of the Proposed Amendments requires the affirmative vote of holders of outstanding shares of Common Stock entitled to cast a majority of all the votes entitled to be voted on the proposal, and the vote or consent of the holders of at least 66-2/3% of the outstanding shares of the Preferred Stock, each voting as a separate class. At the Special Meeting, the Company is seeking the approval of the holders of the Common Stock to amend our Charter to modify the terms of the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock. The Company will require that the holders of the Preferred Stock consent to the modifications to the terms of each series of Preferred Stock as a condition to tendering their shares in the Offer to Purchase. We are not seeking the approval of the holders of the Preferred Stock at the Special Meeting, but we are seeking that approval in the consent solicitation that is being conducted concurrently with the Offer to Purchase.

If the Proposed Amendments are approved by holders of Common Stock at the Special Meeting, the amendments to modify the preferential terms of each series of our Preferred Stock will not become effective with respect to any series of Preferred Stock unless it is also approved by the requisite consent of the holders of the applicable series of Preferred Stock and Articles of Amendment setting forth the amendments are filed with the State Department of Assessments and Taxation of Maryland. Even if the provisions of the Proposed Amendments are approved by our stockholders as required by Maryland law and our Charter, we will not file Articles of Amendment to amend our Charter to modify any of the terms of our Preferred Stock unless a number of holders of Preferred Stock have tendered their shares of Preferred Stock that is sufficient to allow us to complete the Offer to Purchase and Consent Solicitation and all other conditions to closing the Offer to Purchase and Consent Solicitation have been satisfied or waived. Even if the requisite stockholder approvals are obtained and a sufficient number of shares of Preferred Stock are validly tendered, we may delay completing repurchases under the Offer to Purchase or terminate it and not implement any of the Proposed Amendments, nor pay any of the accumulated and unpaid dividends on the Preferred Stock, if at the time of expiration of the Offer to Purchase and Consent Solicitation the Company is not eligible to make such payments under Maryland law.

The Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock are currently listed on the New York Stock Exchange, or NYSE. Upon approval of the Proposed Amendments and the successful completion of the Offer to Purchase and Consent Solicitation, it is possible that each series of Preferred Stock will cease to qualify for continued listing on the NYSE. If delisting from the NYSE occurs, we do not intend to apply for listing of any series of Preferred Stock on any other national securities exchange. To the extent permitted by law, we intend to deregister any series of Preferred Stock under the Exchange Act that is no longer listed on the NYSE. If any series of Preferred Stock is delisted and deregistered, we do not believe there will be an active market for that series of Preferred Stock and, therefore, holders of that series of Preferred Stock following completion of the Offer to Purchase and Consent Solicitation will have an illiquid investment indefinitely.

Effects of the Proposed Amendments on the Company’s Preferred Stock

In addition to the effects described above, the paragraphs below describe the effects of the Proposed Amendments to the Company’s Charter to modify the terms of the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock. Only holders of the Company’s Preferred Stock who do not tender their shares or whose shares are not accepted for purchase in the Offer to Purchase will remain holders of such Preferred Stock after the proposed modifications are approved by our stockholders and become effective. The following summary of the effects of the Proposed Amendments does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the amendments as set forth in their entirety in Annex A, Annex B and Annex C to this Proxy Statement.

Reduction of Voting Rights

Currently, our Charter provides that, whenever dividends on any series of Preferred Stock is in arrears for six or more quarterly periods, whether or not consecutive, holders of that series of Preferred Stock, voting as a single class together with any holders of other series of preferred stock ranking on a parity with that series of Preferred Stock as to the payment of distributions and the distribution of assets upon liquidation (the “Parity Preferred”) upon which like voting rights have been conferred and are exercisable, will be entitled to elect two additional directors. The term of these two additional directors will end, and the number of directors will automatically decrease by two, at such time as all dividends accumulated on shares of the Preferred Stock and any Parity Preferred have been paid in full or declared and set apart for payment. Our failure to make dividend payments for the January 31, April 30, July 31, and October 31, 2009 dividend payment dates will count as four quarterly periods of non-payment towards the potential triggering of this right.

Our Charter provides that, so long as shares of any series of the Preferred Stock remain outstanding, without the approval of holders of at least 66-2/3% of the outstanding shares of the Preferred Stock, each voting as a separate class, we may not:

1.	authorize, create or increase the authorized or issued amount of any class or series of equity securities ranking senior to such class of Preferred Stock with respect to the payment of distributions or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up, or reclassify any of our authorized equity securities into such senior equity securities, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such senior equity securities; or

2.	subject to certain exceptions, amend, alter or repeal any of the provisions of our Charter, whether by merger or consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of such Preferred Stock.

The Proposed Amendments apply to each series of Preferred Stock and would eliminate all of the voting rights of the Preferred Stock described above, except for the right to approve certain amendments to our Charter. If approved, the Proposed Amendments would eliminate the right of holders of Preferred Stock to become involved in management of the Company by electing directors upon the Company’s failure to pay dividends.

After the effectiveness of the Proposed Amendments, the sole voting right of holders of any series of Preferred Stock will be to approve any amendment, alteration or repeal of any provision of the Company’s Charter, whether by merger or consolidation or otherwise, that would materially and adversely affect any right, preference, privilege or voting power of that series of Preferred Stock or the holders thereof, subject to the qualifications described in the next two sentences. The occurrence of a merger or consolidation (in either case, an “Event”) will not be considered to materially and adversely affect the rights of the holders of any series of Preferred Stock if shares of the series (or shares issued by a surviving entity in substitution for the series) remain outstanding with their terms materially unchanged (taking into account that upon the occurrence of an Event, the Company may not be the surviving entity). In addition, an increase in the number of authorized or outstanding shares of that series of Preferred Stock, or the authorization, creation, issuance or increase in the authorized or outstanding number of shares of any class or series of stock ranking senior to, on a parity with or junior to that series of Preferred Stock, will also not be considered to materially and adversely affect the rights of the holders of that series of Preferred Stock, and the holders of Preferred Stock would have no right to vote on or otherwise consent to these actions.

Modifications to Dividend Rights

Currently, the Company’s Charter provides that dividends on each existing series of Preferred Stock accrue and are cumulative, and holders of each series of Preferred Stock are entitled to receive full cumulative dividends accrued on outstanding shares of each series of Preferred Stock for all past dividend periods and the then current dividend period upon the occurrence of certain events, including the redemption of such shares or the Company’s liquidation or dissolution. The Company must pay or declare and set apart for payment full cumulative dividends accrued for all past dividend periods and the then current dividend period on shares of each series of Preferred Stock before the Company may pay dividends on, or redeem or repurchase, shares of Common Stock, Parity Preferred or shares of preferred stock ranking junior to the series of Preferred Stock with respect to the payment of distributions and the distribution of assets upon liquidation (“Junior Preferred”).

We did not make dividend payments on the Preferred Stock for the January 31, April 30, or July 31, 2009 dividend payment dates, and have announced that we do not intend to make dividend payments on the Preferred Stock for the October 31, 2009 dividend payment date. However, if the Proposed Amendments receive the requisite stockholder approvals and the Offer to Purchase and Consent Solicitation are successfully completed, we will pay accumulated and unpaid dividends on the Preferred Stock through October 31, 2009 to all holders of shares of Preferred Stock that remain outstanding after the successful completion of the Offer to Purchase and Consent Solicitation. Through October 31, 2009, the accumulated and unpaid dividends on our Preferred Stock will be $2.44 per share of Series B Preferred Stock, $2.01 per share of Series C Preferred Stock and $2.09 per share of Series D Preferred Stock, or an aggregate of $13.5 million. Upon the effectiveness of the Proposed Amendments, dividends will not accumulate on the Preferred Stock, and accumulated and unpaid dividends (including dividends that accumulate after October 31, 2009) will be eliminated. The Company will not be required to pay any further dividends on the Preferred Stock, including upon redemption of shares of any series of Preferred Stock or upon liquidation or dissolution of the Company. Any future dividends with respect to Preferred Stock, and the amount thereof, will be made at the sole discretion of our Board. The Proposed Amendments would eliminate each of the other restrictions described above and allow the Company to declare and pay dividends on shares of Common Stock, Parity Preferred or Junior Preferred, or redeem, repurchase or make other payments to holders of Common Stock, Parity Preferred or Junior Preferred, without paying or setting apart for payment any dividends on shares of any series of Preferred Stock. The Proposed Amendments would also allow the Company to repurchase less than all of the shares of any series of Preferred Stock, or redeem or repurchase shares of Common Stock, Parity Preferred or Junior Preferred, without declaring and paying or setting apart for payment any dividends on the other outstanding shares of Preferred Stock.

The Proposed Amendments will provide that dividends on the Preferred Stock may be declared from time to time at the discretion of our Board. However, if the Proposed Amendments are implemented, we do not intend to pay dividends in the future on any series of the Preferred Stock (other than the accumulated and unpaid dividends through October 31, 2009).

Modifications to Liquidation Rights

The Company’s Charter requires it, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, to pay to the holders of each series of the Preferred Stock, the $25.00 liquidation preference per share and an amount equal to any accumulated and unpaid dividends to the date of payment. The Proposed Amendments would eliminate the right to receive upon liquidation the amount of any accumulated and unpaid dividends, although holders of the Preferred Stock would still be entitled to receive the $25.00 liquidation preference per share.

Modifications to Optional Redemption Provisions

Our Charter prohibits us from electing to redeem shares of each series of Preferred Stock prior to the fifth anniversary of the issuance of such series of Preferred Stock and, after such date, permits us to redeem shares of such series of Preferred Stock for a redemption price equal to the $25.00 liquidation preference per share, plus all accumulated and unpaid dividends to and including the date fixed for redemption, without interest. Our Charter requires us to declare and pay, or set apart for payment, all cumulative dividends for all past dividend periods and the then current dividend period on each series of Preferred Stock before we redeem less than all of the outstanding shares of that series of Preferred Stock. The Proposed Amendments would allow the Company to complete any future repurchase or redemption of Preferred Stock without paying accumulated and unpaid dividends on any shares of Preferred Stock, including any shares that will remain outstanding following the completion of the Offer to Purchase and Consent Solicitation.

The Proposed Amendments would also allow the Company to elect to redeem any number of shares of any series of Preferred Stock, at any time, for a redemption price equal to the liquidation preference per share, without paying or declaring and setting apart for payment any accumulated and unpaid dividends on the redeemed shares of Preferred Stock, or paying or declaring and setting apart for payment any dividends to holders of any other series of preferred stock. The Proposed Amendments will not change the existing procedures for redemption of any series of the Preferred Stock or the requirement that, if we redeem less than all of the shares of any series of Preferred Stock, we will redeem shares of such series pro rata among the holders of that series in proportion to the number of shares held by such stockholders or by lot or by any other equitable manner determined by the Board.

Benefits for the Company

We will not be able to complete the Offer to Purchase unless the Proposed Amendments described above, and set forth in Annex A, Annex B and Annex C to this Proxy Statement, are approved by holders of a majority of the outstanding shares of Common Stock entitled to vote and by holders of at least 66-2/3% of the outstanding shares of each class of the Preferred Stock, each voting as a separate class.

We believe that we must align the costs of our operations with our cash flows in order to maintain sufficient liquidity and grow our business. Because we expect the Company’s cash flows in the near-to-medium term to be lower than in previous years (and could decrease significantly in the future as a result of decreased cash flows from our CDOs or other factors), it is important for us to reduce the Company’s future cash requirements.

Upon implementation of the Proposed Amendments and completion of the Offer to Purchase and Consent Solicitation, the Company will not be required to pay any dividends on the Preferred Stock in the future (i.e., future dividends will not accumulate on any remaining Preferred Stock). Although the Company will pay accumulated and unpaid dividends through October 31, 2009 to all holders of shares of Preferred Stock that remain outstanding after the successful completion of the Offer to Purchase and Consent Solicitation, the Company does not expect to pay any further dividends on the Preferred Stock. While the successful completion of the Offer to Purchase and Consent Solicitation will initially reduce the amount of our available unrestricted cash, we believe the significant reduction or elimination of the outstanding Preferred Stock and the elimination of the related dividend obligations will give us the enhanced balance sheet flexibility necessary to operate and grow our business. We additionally believe that with an improved capital structure there may be business opportunities that we can pursue to enhance stockholder value that are currently not feasible.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE AMENDMENTS TO THE COMPANY’S CHARTER TO MODIFY THE TERMS OF EACH SERIES OF THE COMPANY’S PREFERRED STOCK. PROXIES WILL BE VOTED FOR SUCH APPROVAL UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE PROXY.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

For purposes of this Proxy Statement, a “beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares:

(i)	voting power, which includes the power to vote, or to direct the voting of, shares of Common Stock; and/or

(ii)	investment power, which includes the power to dispose, or to direct the disposition of, shares of Common Stock.

A person is also deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security at any time within 60 days.

Listed in the following table and the notes thereto is certain information with respect to the beneficial ownership of shares of Common Stock as of September 1, 2009, by each person known by us to be the beneficial owner of more than five percent of Common Stock, and by each of our directors and executive officers, both individually and as a group.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficially Ownership	Percent of Class(2)
Wesley R. Edens(3)(6)	3,429,266	6.3%
Kevin J. Finnerty(4)	269,233	*	%
Stuart A. McFarland(4)	26,589	*	%
David K. McKown(4)	26,589	*	%
Peter M. Miller(4)	40,849	*	%
Kenneth M. Riis(4)	614,990	1.2%
Debra A. Hess(7)	—	*	%
Brian C. Sigman(4)	2,170	*	%
Phillip J. Evanski(4)	71,380	*	%
Jonathan Ashley(4)	286,455	*	%
Randal A. Nardone(5)(6)	3,377,281	6.2%

All directors and executive officers as a group (10 persons, excluding Ms. Hess but including Mr. Sigman)	5,506,301	10.0%

*	Denotes less than 1%.

(1)

The address of Fortress Operating Entity I LP (“FOE I”) and Fortress Operating Entity II LP (“FOE II”) and all officers and directors listed above are in the care of Fortress Investment Group LLC, 1345 Avenue of the Americas, 46th Floor, New York, New York 10105.

(2)	Percentage amount assumes the exercise by such persons of all options to acquire shares of Common Stock that are exercisable within 60 days of September 1, 2009, and no exercise by any other person.

(3)	Includes 790,765 shares held by Mr. Edens, 1,025,729 shares held by FOE II and 1,612,772 shares issuable upon the exercise of options held by FOE I. Mr. Edens disclaims beneficial ownership of the shares held by FOE I and of the shares issuable upon the exercise of options held by FOE I except, in each case, to the extent of his pecuniary interest therein. Does not include 100,000 shares held by a charitable trust of which Mr. Edens’s spouse is sole trustee and Mr. Edens disclaims beneficial ownership of the shares held by this charitable trust. Does not include 100,000 shares held by a charitable trust of which Mr. Edens is a trustee in respect of which, however, Mr. Edens disclaims beneficial ownership.

(4)	Includes with respect to each of these individuals the following number of shares issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of September 1, 2009: Riis – 489,990; Sigman – 2,170; Evanski – 64,880; Ashley – 128,144; Finnerty – 2,000; McFarland – 4,000; McKown – 4,000; and Miller – 4,000.

(5)	Includes 738,780 shares held by Mr. Nardone, 1,025,729 shares held by FOE II and 1,612,772 shares issuable upon the exercise of options held by FOE I. Mr. Nardone disclaims beneficial ownership of the shares held by FOE II and of the shares issuable upon the exercise of options held by FOE I except, in each case, to the extent of his pecuniary interest therein.

(6)	Mr. Edens and Mr. Nardone, as beneficial owners of each of FOE I and FOE II, may be considered to have, together with the other beneficial owners of FOE I and FOE II, shared voting and investment power with respect to the shares held by FOE II and the shares issuable upon the exercise of options held by FOE I.

(7)	Ms. Hess resigned as our Chief Financial Officer effective as of August 13, 2008. Ms. Hess forfeited all of the share options previously granted to her.

ADVANCE NOTICE FOR STOCKHOLDER NOMINATIONS AND PROPOSALS

FOR 2010 ANNUAL MEETING

Proposals received from stockholders are given careful consideration by the Company in accordance with Rule 14a-8 under the Exchange Act. Stockholder proposals are eligible for consideration for inclusion in the proxy statement for the 2010 annual meeting of stockholders if they are received by the Company on or before December 22, 2009. Any proposal should be directed to the attention of the Company’s Secretary at 1345 Avenue of the Americas, 46th Floor, New York, New York 10105.

In order for a stockholder proposal submitted outside of Rule 14a-8 to be considered “timely” within the meaning of Rule 14a-4(c), such proposal must be received by the Company not later than the last date for submission of stockholder proposals under the Company’s bylaws. In order for a proposal relating to business to be conducted at our 2010 annual meeting of stockholders to be “timely” under the Company’s bylaws, it must be received by the Secretary of the Company at our principal executive office after the close of business on December 22, 2009 and before the close of business on January 21, 2010. For additional requirements, a stockholder may refer to our bylaws, a copy of which may be obtained from our Secretary. If we do not receive timely notice pursuant to our bylaws, the proposal may be excluded from consideration at the meeting.

OTHER MATTERS

Under our bylaws, no business may be brought before a special meeting except as specified in the notice of the special meeting.

No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and, if given or made, such information or representation should not be relied upon as having been authorized. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the Proxy Statement.

Representatives of Ernst & Young LLP will not be present in person at the Special Meeting.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this Proxy Statement, which means that we can disclose important information to you by referring you to other documents that we have filed separately with the SEC and are delivering to you with the copy of this Proxy Statement. The information incorporated by reference is deemed to be part of this Proxy Statement. This Proxy Statement incorporates by reference the following documents:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed on March 16, 2009; and

•	our Quarterly Report on Form 10-Q for the period ended June 30, 2009, filed on August 10, 2009.

ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may read and copy any reports, statements or other information we file at the SEC’s public reference rooms in Washington, D.C. and New York, New York. Please call the SEC at (800) SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and on the web site maintained by the SEC at www.sec.gov.

In addition, our SEC filings are available, free of charge, on our website: www.newcastleinv.com. Such information will also be furnished upon written request to Newcastle Investment Corp., 1345 Avenue of the Americas, 46th Floor, New York, New York 10105, Attention: Investor Relations.

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to Newcastle Investment Corp., 1345 Avenue of the Americas, 46th Floor, New York, New York 10105, Attention: Investor Relations.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE ON THE PROPOSED AMENDMENTS TO OUR CHARTER. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED OCTOBER     , 2009. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

By Order of the Board of Directors,

Randal A. Nardone
Secretary

New York, New York

October     , 2009

ANNEX A

Amendment to the Company’s Charter

Series B Preferred Stock

NEWCASTLE INVESTMENT CORP.

ARTICLES ~~SUPPLEMENTARY~~OF AMENDMENT—SERIES B PREFERRED STOCK

Newcastle Investment Corp., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

~~FIRST: Under a power contained in Section 6.3~~

FIRST: The Articles Supplementary of the Corporation establishing and fixing the rights and preferences of the Corporation’s Series B Cumulative Redeemable Preferred Stock, as accepted for record by the State Department of Assessments and Taxation of Maryland on March 13, 2003 (the “Articles Supplementary”) and constituting a part of the charter of the Corporation (the “Charter”), ~~the Board of Directors of the Corporation (the “Board of Directors”), by resolution duly adopted at a meeting duly called and held on March 4, 2003 (the “Board Resolutions”), and the Pricing Committee of the Board of Directors established by the Board Resolutions, by resolution duly adopted at a meeting duly called and held on March 13, 2003, classified and designated 2,875,000 shares (the “Shares”) of Preferred Stock (as defined in the Charter) as shares of 9.75% Series B Cumulative Redeemable Preferred Stock, with the preferences, conversions and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of shares of stock as follows and provided for the issuance thereof. Upon any restatement of the Charter, Sections 1 through 12 of this Article FIRST shall become part of Article VI of the Charter, with such changes in enumeration as are necessary to complete such restatement.~~is hereby deleted in its entirety and the following shall be substituted in its place:

~~(1)~~1. Designation and Number. A series of shares of Preferred Stock, designated as ~~the “9.75%~~ “Series B ~~Cumulative~~ Redeemable Preferred Stock” (~~the~~ “Series B Preferred Stock”), is hereby established. The number of shares of Series B Preferred Stock shall be ~~2,875,000.~~[            ]. The par value of Series B Preferred Stock shall be $.01 per share.

~~(2)~~2. Rank. ~~The~~ Series B Preferred Stock will, with respect to ~~distribution rights and~~ rights upon liquidation, dissolution or winding up of the Corporation, rank (a) senior to all classes or series of Common Stock (as defined in the Charter)~~,~~ and to all equity securities issued by the Corporation, the terms of which specifically provide that such equity securities shall rank junior to ~~the~~ Series B Preferred Stock; (b) on a parity with ~~all~~Series C Preferred Stock (as defined in the Charter), Series D Preferred Stock (as defined in the Charter) and all other equity securities issued by the Corporation other than those referred to in clauses (a) and (c); and (c) junior to all equity securities issued by the Corporation, the terms of which specifically provide that such equity securities rank senior to ~~the~~ Series B Preferred Stock. The term “equity securities” shall not include convertible debt securities.

~~(3)~~3. Distributions.

~~(a) Holders of Series B Preferred Stock shall be entitled to receive, when and as authorized by the Board of Directors, out of legally available funds, cumulative preferential cash distributions at the rate of 9.75% of the liquidation preference per annum (which is equivalent to a fixed annual amount of $2.4375 per share of Series B Preferred Stock). Such distributions shall accrue and cumulate from the date of original issuance (March 18, 2003) and shall be payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year or, if not a business day, the next succeeding business day, commencing April 30, 2003 (each a “Distribution Payment Date”). Any distribution payable on the Series B Preferred Stock for any partial distribution period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions shall be payable to holders of record as they appear in the stock records of the Corporation at the close of business on the applicable distribution record date, which shall be the first day of the calendar month in which the applicable Distribution Payment Date falls or such other date designated by the Board of Directors for the payment of distributions that is not more than 30 nor less than 10 calendar days immediately preceding such Distribution Payment Date (each, a “Distribution Record Date”).~~

~~(b) Notwithstanding anything to the contrary contained herein, distributions on the Series B Preferred Stock shall accrue and cumulate whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized by the Board of Directors. Accumulated but unpaid distributions on the Series B Preferred Stock shall cumulate as of the Distribution Payment Date on which they first become payable or on the date of redemption, as the case may be. No interest shall be payable in respect of any distribution on the Series B Preferred Stock that may be in arrears.~~

~~(c) Except as provided in the following sentence, if any Series B Preferred Stock are outstanding, no distributions, other than distributions in kind of the Corporation’s Common Stock or other shares of the Corporation’s equity securities ranking junior to the Series B Preferred Stock as to distributions and upon liquidation, may be authorized or paid or set apart for payment, and no other distribution may be authorized or made upon, the Corporation’s Common Stock or any other shares of equity securities of the Corporation~~

(a) Subject to the preferential rights of any other class or series ~~ranking, as to distributions and upon liquidation, on a parity with or junior to the Series B Preferred Stock unless full cumulative distributions have been or contemporaneously are authorized and paid or authorized and a sum sufficient set apart for such payment on the Series B Preferred Stock for all past distribution periods and the then current distribution period. When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series B Preferred Stock and all other equity securities ranking on a parity, as to distributions, with the Series B Preferred Stock, all distributions authorized upon the Series B Preferred Stock and any other equity securities ranking on a parity, as to distributions, with the Series B Preferred Stock shall be authorized pro rata so that the amount of distributions authorized per share of Series B Preferred Stock and each such other equity security shall in all cases bear to each other the same ratio that accumulated distributions per share of Series B Preferred Stock and such other equity security (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such other equity securities do not have a cumulative distribution) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on Series B Preferred Stock which may be in arrears. (d) Except as provided in clause (c), unless full cumulative distributions on the Series B Preferred Stock have been or contemporaneously are authorized and paid or authorized and a sum sufficient is set apart for payment for all past distribution periods and the then current distribution period, no Common Stock or any other shares of equity securities of the Corporation ranking junior to or on a parity with the Series B Preferred Stock as to distributions or upon liquidation shall be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except by conversion into or exchange for Common Stock or other shares of equity securities of the Corporation ranking junior to the Series B Preferred Stock as to distributions and amounts upon liquidation). (e) Holders of Series B Preferred Stock shall not be entitled to any distribution, whether payable in cash, property or shares, in excess of full cumulative distributions on the Series B Preferred Stock as described above. Any distribution payment made on the Series B Preferred Stock shall first be credited against the earliest accumulated but unpaid distribution due with respect to the Series B Preferred Stock which remains payable.~~of capital stock of the Corporation that may hereafter be created, the holders of shares of Series B Preferred Stock shall be entitled to receive dividends only if, as and when authorized by the Board of Directors out of funds legally available for the payment of dividends. Holders of Series B Preferred Stock shall not under any circumstances be entitled to receive distributions in cash or in any other form unless authorized by the Board of Directors in its sole discretion.

(b) The Corporation shall not be obligated to pay any unpaid dividends accumulated or accrued on or prior to the effective date of these Articles of Amendment.

~~(4)~~4. Liquidation Preference.

(a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (referred to herein sometimes as a “liquidation”), the holders of Series B Preferred Stock then outstanding shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders (after payment or provision for payment of all debts and other liabilities of the Corporation) a liquidation preference of $25.00 per share~~, plus any accumulated and unpaid distributions to the date of payment, whether or not authorized,~~ before any distribution of assets is made to holders of Common Stock and any other shares of equity securities of the Corporation that rank junior to ~~the~~ Series B Preferred Stock as to liquidation rights.

(b) If, upon any such voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets of the Corporation are insufficient to make full payment to holders of ~~the~~Series B Preferred Stock and any shares of other classes or series of equity securities of the Corporation ranking on a parity with ~~the~~ Series B Preferred Stock as to liquidation rights, then the holders of ~~the~~ Series B Preferred Stock and all other such classes or series of equity securities ranking on a parity with ~~the~~ Series B Preferred Stock as to liquidation rights shall share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

(c) Written notice of any such liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 calendar days immediately preceding the payment date stated therein, to each record holder of ~~the~~ Series B Preferred Stock at the respective addresses of such holders as the same shall appear on the share transfer records of the Corporation.

(d) After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B Preferred Stock shall have no right or claim to any of the remaining assets of the Corporation.

(e) None of a consolidation or merger of the Corporation with or into another entity, the merger of another entity with or into the Corporation, a statutory share exchange by the Corporation or a sale, lease, transfer or conveyance of all or substantially all of the Corporation’s property or business shall be considered a liquidation, dissolution or winding up of the Corporation.

(f) In determining whether a distribution (other than upon voluntary or involuntary dissolution) by dividend, redemption or other acquisition of shares of the Corporation or otherwise is permitted under Maryland law, amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the holders of Series B Preferred Stock will not be added to the Corporation’s total liabilities.

5. Application of Transfer Restrictions.

(~~5) Redemption.(a) Except as set forth in this Section 5(a) and in Section 5(c), the Series B Preferred Stock is not redeemable prior to March 18, 2008. (i~~a) To ensure that the Corporation remains qualified as a real estate investment trust (“REIT”) for United States federal income tax purposes, ~~however, the~~ Series B Preferred Stock shall be subject to the provisions of Article VII of the Charter pursuant to which Series B Preferred Stock owned by a stockholder in excess of the Aggregate Stock Ownership Limit (as defined in Article VII of the Charter) shall automatically be transferred to a Trust for the benefit of a Charitable Beneficiary (as “Trust” and “Charitable Beneficiary” are each defined in Article VII of the Charter) and the Corporation shall have the right to purchase, or to designate the purchaser of, such shares, as provided in Article VII of the Charter.

(~~ii~~b) In addition, no Person shall Beneficially Own or Constructively Own (as ~~“~~“Person~~”~~”, ~~“~~“Beneficially Own~~”~~” and ~~“~~“Constructively Own~~”~~” are all defined in Article VII of the Charter) in excess of 25 percent of the outstanding shares of Series B Preferred Stock (the ~~“~~“Series B Ownership Limit~~”~~”), except in accordance with an exemption from the Series B Ownership Limit granted by the Board of Directors or otherwise in accordance with Article VII of the Charter, with Article VII of the Charter applied as if references therein to the Aggregate Stock Ownership Limit also include applicable references to the Series B Ownership Limit.

(~~iii~~c) To the extent that any Person is granted an exemption from the Aggregate Stock Ownership Limit, such Person shall nevertheless remain subject to the Series B Ownership Limit except to the extent that such Person is also expressly granted an exemption from the Series B Ownership Limit by the Board of Directors, in which case such Person shall be a ~~“~~“Series B Excepted Holder~~”~~”, and any higher limit established for such Person shall be a ~~“~~“Series B Excepted Holder Limit~~”~~”, with the terms ~~“~~“Series B Excepted Holder~~”~~” and ~~“~~“Series B Excepted Holder Limit~~”~~” interpreted in a manner corresponding to the terms ~~“~~“Excepted Holder~~”~~”, and ~~“~~“Excepted Holder Limit~~”~~”, respectively, in Article VII of the Charter. The preceding sentence shall apply to any Person for whom an exemption from the Aggregate Stock Ownership Limit is granted, without regard to whether it is granted prior or subsequent to the effectiveness of these Articles ~~Supplementary~~of Amendment.

6. Redemption.

~~(iv) On or after March 18, 2008 the~~(a) The Corporation, at its option and at any time, upon giving notice as provided below, may redeem ~~the~~shares of Series B Preferred Stock, in whole or from time to time in part, for cash, at a redemption price of $25.00 per share~~, plus all accumulated and unpaid distributions on such Series B Preferred Stock to the date of redemption, whether or not authorized~~ (the “Redemption Right”).

(b) If fewer than all of the outstanding shares of Series B Preferred Stock are to be redeemed pursuant to the Redemption Right, the shares to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional shares) or by lot or in such other equitable method prescribed by the Board of Directors. If such redemption is to be by lot and, as a result of such redemption, any holder of shares of Series B Preferred Stock would become a holder of a number of shares of Series B Preferred Stock in excess of the Aggregate Stock Ownership Limit because such holder’s shares of Series B Preferred Stock were not redeemed, or were only redeemed in part, then, except as otherwise provided in the Charter, the Corporation shall redeem the requisite number of shares of Series B Preferred Stock of such holder such that no holder will hold in excess of the Aggregate Stock Ownership Limit subsequent to such redemption.

(c) ~~Notwithstanding anything to the contrary contained herein, unless full cumulative distributions on all shares of Series B Preferred Stock have been or contemporaneously are authorized and paid or authorized and a sum sufficient set apart for payment for all past distribution periods and the then current distribution period, no shares of Series B Preferred Stock shall be redeemed unless all outstanding shares of Series B Preferred Stock are simultaneously redeemed. In addition, unless full cumulative distributions on all shares of Series B Preferred Stock have been or contemporaneously are authorized and paid or authorized and a sum sufficient set apart for payment for all past distributions periods and the then current distribution period, the Corporation shall not purchase or otherwise acquire directly or indirectly any shares of Series B Preferred Stock or any other shares of equity securities of the Corporation ranking junior to or on a parity with the Series B Preferred Stock as to distributions or upon liquidation (except by conversion into or exchange for shares of equity securities of the Corporation ranking junior to the Series B Preferred Stock as to distributions and upon liquidation). The restrictions in this Section 5 on redemptions, purchases and other acquisitions shall not prevent the redemption, purchase or acquisition by the Corporation of Preferred Stock of any series pursuant to Article VII~~

~~of the Charter or Section 5(a) hereof, or otherwise in order to ensure that the Corporation remains qualified as a REIT for United States federal income tax purposes, or the purchase or acquisition of Series B Preferred Stock pursuant to a purchase or exchange offer made on the same terms to all holders of the Series B Preferred Stock. (d) Immediately prior to any redemption of shares of Series B Preferred Stock, the Corporation shall pay, in cash, any accumulated and unpaid distributions to the redemption date, whether or not authorized, unless a redemption date falls after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case each holder of Series B Preferred Stock at the close of business on such Distribution Record Date shall be entitled to the distribution payable on such shares on the corresponding Distribution Payment Date notwithstanding the redemption of such shares before the Distribution Payment Date. Except as provided in the previous sentence, the Corporation shall make no payment or allowance for unpaid distributions, whether or not in arrears, on Series B Preferred Stock for which a notice of redemption has been given. (e) The following provisions set forth the procedures for redemption.(i)N~~otice of redemption will be mailed by the Corporation, postage prepaid, no less than 30 nor more than 60 calendar days immediately preceding the redemption date, addressed to the respective holders of record of ~~the~~shares of Series B Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Corporation. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series B Preferred Stock except as to the holder to whom notice was defective or not given.

(~~ii~~d) In addition to any information required by law or by the applicable rules of any exchange upon which ~~the~~shares of Series B Preferred Stock may be listed or admitted to trading, each notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of shares of Series B Preferred Stock to be redeemed; and (D) the place or places where the holders of shares of Series B Preferred Stock may surrender certificates for payment of the redemption price~~; and (E) that distributions on the Series B Preferred Stock to be redeemed will cease to accumulate on the redemption date.~~ If less than all shares of ~~the~~ Series B Preferred Stock held by any holder are to be redeemed, the notice mailed to each holder shall also specify the number of shares of Series B Preferred Stock held by such holder to be redeemed.

(~~iii~~e) On or after the redemption date, each holder of shares of Series B Preferred Stock to be redeemed shall present and surrender the certificates representing ~~his~~shares of Series B Preferred Stock to the Corporation at the place designated in the notice of redemption and thereupon the redemption price of such shares ~~(including all accumulated and unpaid distributions up to the redemption date)~~ shall be paid to or on the order of the person whose name appears on such certificate representing shares of Series B Preferred Stock as the owner thereof and each surrendered certificate shall be canceled. If fewer than all the shares represented by any such certificate representing shares of Series B Preferred Stock are to be redeemed, a new certificate shall be issued representing the unredeemed shares.

(~~iv~~f) From and after the redemption date (unless the Corporation defaults in payment of the redemption price), all distributions on ~~the~~shares of Series B Preferred Stock designated for redemption and all rights of the holders thereof, except the right to receive the redemption price thereof ~~and all accumulated and unpaid distributions up to the redemption date~~, shall terminate with respect to such shares and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the Corporation’s stock transfer records, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Corporation, prior to a redemption date, may irrevocably deposit the redemption price ~~(including accumulated and unpaid distributions to the redemption date) of the~~of shares of Series B Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of ~~the~~shares of Series B Preferred Stock to be redeemed shall : (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price, and (C) require such holders to surrender the certificates representing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price ~~(including all accumulated and unpaid distributions to the redemption date).~~ Any monies so deposited which remain unclaimed by ~~the~~ holders of ~~the~~shares of Series B Preferred Stock at the end of two years after the redemption date shall be returned by such bank or trust company to the Corporation.

(~~f) Any Series B Preferred Stock that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued~~g) Upon any redemption of shares of Series B Preferred Stock, the shares of Series B Preferred Stock which are redeemed will be reclassified as authorized and unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors, and the number of shares of Series B Preferred Stock which the Corporation has the authority to issue will be decreased by the number of shares of Series B Preferred Stock so redeemed, so that the shares of Series B Preferred Stock which were redeemed may not be reissued.

~~(6)~~7. Voting Rights.~~(a)~~ Holders of ~~the~~ Series B Preferred Stock shall not have any voting rights, except as set forth below~~.~~:

(~~b) Whenever distributions on the Series B Preferred Stock are in arrears for six or more quarterly periods (whether or not consecutive) (a “Preferred Distribution Default”), the holders of Series B Preferred Stock (voting together as a single class with all other equity securities of the Corporation upon which like voting rights have been conferred and are exercisable (“Parity Preferred Stock”)) shall be entitled to elect a total of two additional directors to the Corporation’s Board of Directors (the “Preferred Stock Directors”) at a special meeting called by the holders of record of at least 20% of the outstanding shares of Series B Preferred Stock (unless the request is received less than 90 calendar days before the date fixed for the next annual or special meeting of stockholders) or, if the request for a special meeting is received by the Corporation less than 90 calendar days before the date fixed for the next annual or special meeting of stockholders, at the next annual meeting of stockholders, and at each subsequent annual meeting until all distributions accumulated on the Series B Preferred Stock for the past distribution periods and the then current distribution period shall have been fully paid or authorized and a sum sufficient for the payment thereof set aside for payment. (c) If and when all accumulated distributions and the distribution for the then current distribution period on the Series B Preferred Stock shall have been paid in full or authorized and a sum sufficient for the payment thereof set aside for payment in full, the holders of Series B Preferred Stock shall be divested of the voting rights set forth in clause (b) above (subject to revesting in the event of each and every Preferred Distribution Default) and, if all accumulated distributions and the distribution for the then current distribution period have been paid in full or authorized by the Board of Directors and set aside for payment in full on all other series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Stock Director so elected shall terminate. Any Preferred Stock Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of a majority of the outstanding Series B Preferred Stock when they have the voting rights set forth in clause (b) above and all other series of Parity Preferred Stock (voting as a single class). So long as a Preferred Distribution Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of a majority of the outstanding Series B Preferred Stock when they have the voting rights set forth in clause (b) above and all other series of Parity Preferred Stock (voting as a single class). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.(d) So long as any~~a) So long as any shares of Series B Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least two-thirds of ~~the~~ Series B Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), ~~(i) authorize, create or increase the authorized or issued amount of any class or series of equity securities ranking senior to the outstanding Series B Preferred Stock with respect to the payment of distributions or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation or reclassify any authorized equity securities of the Corporation into any such senior equity securities, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such senior equity securities; or (ii)~~ amend, alter or repeal the provisions of the Charter (including these Articles ~~Supplementary~~of Amendment), whether by merger or consolidation ~~(in either case, an “Event”)~~ or otherwise, so as to materially and adversely affect any right, preference or voting power of ~~the~~shares of Series B Preferred Stock; provided, however, that with respect to any such amendment, alteration or repeal of the provisions of the Charter (including these Articles ~~Supplementary~~of Amendment) upon the occurrence of ~~an Event~~a merger or consolidation (in either case, an “Event”), so long as shares of ~~the~~ Series B Preferred Stock remain outstanding with the terms thereof ~~materially~~ unchanged in any materially adverse respect, taking into account that, upon the occurrence of an Event, the Corporation may not be the surviving entity and such surviving entity may thereafter be the issuer of ~~the~~shares of Series B Preferred Stock, the occurrence of any such Event shall not be deemed to materially and adversely affect the rights, preferences or voting powers of ~~the~~shares of Series B Preferred Stock; and provided further that any increase in the ~~amount~~number of authorized shares of Series B Preferred Stock or the classification or increase of any other class or series of the Corporation’s equity securities, in each case ranking on a parity with or junior or senior to ~~the~~ Series B Preferred Stock with respect to the ~~payment of distributions and the~~ distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, shall not be deemed to materially and adversely affect the rights, preferences or voting powers of ~~the~~shares of Series B Preferred Stock.

(~~e~~b) The foregoing voting provisions shall not apply if, at or prior to the time when the action with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series B Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

~~(7)~~8. Conversion. ~~The~~ Shares of Series B Preferred Stock ~~is~~are not convertible into or exchangeable for any other property or securities of the Corporation.

~~(8)~~9. Application of Article VII. ~~The shares~~ Shares of Series B Preferred Stock are subject to the provisions of Article VII of the Charter.

~~(9) Status. Upon any redemption of shares of Series B Preferred Stock, the shares of Series B Preferred Stock which are redeemed will be reclassified as authorized and unissued shares of Preferred Stock, and the number of shares of Series B Preferred Stock which the Corporation has the authority to issue will be decreased by the redemption of shares of Series B Preferred Stock, so that the shares of Series B Preferred Stock which were redeemed may not be reissued.~~

~~(10)~~10. Exclusion of Other Rights. ~~The shares~~ Shares of Series B Preferred Stock shall not have any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption other than those specifically set forth in these Articles ~~Supplementary. The~~ of Amendment. ~~s~~Shares of Series B Preferred Stock shall have no preemptive or subscription rights.

~~(11)~~11. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

~~(12)~~12. Severability of Provisions. If any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of ~~the~~shares of Series B Preferred Stock set forth in the Charter ~~is~~are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of shares of Series B Preferred Stock set forth in the Charter which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect, and no preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of shares of Series B Preferred Stock herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

SECOND: ~~The Shares have been classified and designated~~ The foregoing amendment to the Articles Supplementary was advised by the Board of Directors ~~under the authority contained in the Charter.THIRD: These Articles Supplementary have been~~and approved by the ~~Board of Directors~~stockholders of the Corporation in the manner and by the vote required by law and by the Charter.

~~FOURTH~~THIRD: The undersigned Chief Executive Officer and President of the Corporation acknowledges these Articles ~~Supplementary~~of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer and President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

~~[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]~~

IN WITNESS WHEREOF, the Corporation has caused these Articles ~~Supplementary~~of Amendment to be executed under seal in its name and on its behalf by its Chief Executive Officer and President and attested to by its Secretary on this      of ~~March, 2003.~~                    , 2009.

ATTEST:	NEWCASTLE INVESTMENT CORP.

(SEAL)
Randal A. Nardone Secretary	~~Wesley R~~Kenneth M. ~~Edens~~Riis, Chief Executive Officer and President

ANNEX B

Amendment to the Company’s Charter

Series C Preferred Stock

NEWCASTLE INVESTMENT CORP.

ARTICLES ~~SUPPLEMENTARY~~OF AMENDMENT—SERIES C PREFERRED STOCK

Newcastle Investment Corp., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

~~FIRST: Under a power contained in Section 6.3~~

FIRST: The Articles Supplementary of the Corporation establishing and fixing the rights and preferences of the Corporation’s Series C Cumulative Redeemable Preferred Stock, as accepted for record by the State Department of Assessments and Taxation of Maryland on October 25, 2005 (the “Articles Supplementary”) and constituting a part of the charter of the Corporation (the “Charter”), ~~the Board of Directors of the Corporation (the “Board of Directors”), by resolution duly adopted at a meeting duly called and held on October 13, 2005 (the “Board Resolutions”), and the Pricing Committee of the Board of Directors established by the Board Resolutions, by resolution at a meeting duly called and held on October 13, 2005, classified and designated 1,800,000 shares (the “Shares”) of Preferred Stock (as defined in the Charter) as shares of 8.05% Series C Cumulative Redeemable Preferred Stock, with the preferences, conversions and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of shares of stock as follows and provided for the issuance thereof. Upon any restatement of the Charter, Sections 1 through 12 of this Article FIRST shall become part of Article VI of the Charter, with such changes in enumeration as are necessary to complete such restatement.~~is hereby deleted in its entirety and the following shall be substituted in its place:

~~(1)~~1. Designation and Number. A series of shares of Preferred Stock, designated as ~~the “8.05%~~“Series C ~~Cumulative~~ Redeemable Preferred Stock” (~~the~~ “Series C Preferred Stock”), is hereby established. The number of shares of Series C Preferred Stock shall be ~~1,800,000.~~[            ]. The par value of Series C Preferred Stock shall be $.01 per share.

~~(2)~~2. Rank. ~~The~~ Series C Preferred Stock will, with respect to ~~distribution rights and~~ rights upon liquidation, dissolution or winding up of the Corporation, rank (a) senior to all classes or series of Common Stock (as defined in the Charter)~~,~~ and to all equity securities issued by the Corporation, the terms of which specifically provide that such equity securities shall rank junior to ~~the~~ Series C Preferred Stock; (b) on a parity with ~~the 9.75%~~ Series B ~~Cumulative Redeemable~~ Preferred Stock ~~of the Corporation~~(as defined in the Charter), Series D Preferred Stock (as defined in the Charter) and all other equity securities issued by the Corporation other than those referred to in clauses (a) and (c); and (c) junior to all equity securities issued by the Corporation, the terms of which specifically provide that such equity securities rank senior to ~~the~~ Series C Preferred Stock. The term “equity securities” shall not include convertible debt securities.

~~(3)~~3. Distributions.

~~(a)~~

(a) Subject to the preferential rights of any other class or series of capital stock of the Corporation that may hereafter be created, the holders of shares of Series C Preferred Stock shall be entitled to receive dividends only if, as and when authorized by the Board of Directors out of assets legally available for the payment of dividends. Holders of Series C Preferred Stock shall ~~be entitled to receive, when and as authorized by the Board of Directors, out of legally available funds, cumulative preferential cash distributions at the rate of 8.05% of the liquidation preference per annum (which is equivalent to a fixed annual amount of $2.0125 per share of Series C Preferred Stock); provided, however, that during any period of time that both (i) the Series C Preferred Stock is not listed on the New York Stock Exchange (“NYSE”) or the American Stock Exchange (“AMEX”), or quoted on the NASDAQ Stock Market (“NASDAQ”), and (ii) the Corporation is not subject to the reporting requirements of Section 13 or 15(d) of the Securities~~

~~Exchange Act of 1934, as amended (the “Exchange Act”), and any shares of Series C Preferred~~ Stock are outstanding, the holders of Series C Preferred Stock shall be entitled to receive, when and as authorized by the Board of Directors, out of legally available funds, cumulative preferential cash distributions at the rate of 9.05% per year of the liquidation preference (which is equivalent to a fixed annual amount of $2.2625 per year per share)(the “Special Distribution”). Such distributions shall accrue and cumulate from the date of original issuance (October 25, 2005) or, with respect to the Special Distribution, if applicable, from the date following the date on which both (i) the Series C Preferred Stock ceases to be listed on the NYSE or the AMEX or quoted on NASDAQ and (ii) the Corporation ceases to be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, and shall be payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year or, if not a business day, the next succeeding business day, commencing January 31, 2006 (each a “Distribution Payment Date”). The Special Distribution, if applicable, shall cease to accrue on the date following the earlier of (i) the listing of the Series C Preferred Stock on the NYSE or the AMEX or its quotation on NASDAQ or (ii) the Corporation becoming subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. Any distribution payable on the Series C Preferred Stock for any partial distribution period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions shall be payable to holders of record as they appear in the stock records of the Corporation at the close of business on the applicable distribution record date, which shall be the first day of the calendar month in which the applicable Distribution Payment Date falls or such other date designated by the Board of Directors for the payment of distributions that is not more than 30 nor less than 10 calendar days immediately preceding such Distribution Payment Date (each, a “Distribution Record Date”).

~~(b) Notwithstanding anything to the contrary contained herein, distributions on the Series C Preferred Stock shall accrue and cumulate whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized by the Board of Directors. Accumulated but unpaid distributions on the Series C Preferred Stock shall cumulate as of the Distribution Payment Date on which they first become payable or on the date of redemption, as the case may be. No interest shall be payable in respect of any distribution on the Series C Preferred Stock that may be in arrears.~~

~~(c) Except as provided in the following sentence, if any Series C Preferred Stock are outstanding, no distributions, other than distributions in kind of the Corporation’s Common Stock or other shares of the Corporation’s equity securities ranking junior to the Series C Preferred Stock as to distributions and upon liquidation, may be authorized or paid or set apart for payment, and no other distribution may be authorized or made upon, the Corporation’s Common Stock or any other shares of equity securities of the Corporation of any other class or series ranking, as to distributions and upon liquidation, on a parity with or junior to the Series C Preferred Stock unless full cumulative distributions have been or contemporaneously are authorized and paid or authorized and a sum sufficient set apart for such payment on the Series C Preferred Stock for all past distribution periods and the then current distribution period. When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series C Preferred Stock and all other equity securities ranking on a parity, as to distributions, with the Series C Preferred Stock, all distributions authorized upon the Series C Preferred Stock and any other equity securities ranking on a parity, as to distributions, with the Series C Preferred Stock shall be authorized pro rata so that the amount of distributions authorized per share of Series C Preferred Stock and each such other equity security shall in all cases bear to each other the same ratio that accumulated distributions per share of Series C Preferred Stock and such other equity security (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such other equity securities do not have a cumulative distribution) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on Series C Preferred Stock which may be in arrears.~~

~~(d) Except as provided in clause (c), unless full cumulative distributions on the Series C Preferred Stock have been or contemporaneously are authorized and paid or authorized and a sum sufficient is set apart for~~

~~payment for all past distribution periods and the then current distribution period, no Common Stock or any other shares of equity securities of the Corporation ranking junior to or on a parity with the Series C Preferred Stock as to distributions or upon liquidation shall be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except by conversion into or exchange for Common Stock or other shares of equity securities of the Corporation ranking junior to the Series C Preferred Stock as to distributions and amounts upon liquidation).~~

~~(e) Holders of Series C Preferred Stock shall not be entitled to any distribution, whether payable in cash, property or shares, in excess of full cumulative distributions on the Series C Preferred Stock as described above. Any distribution payment made on the Series C Preferred Stock shall first be credited against the earliest accumulated but unpaid distribution due with respect to the Series C Preferred Stock which remains payable.~~not under any circumstances be entitled to receive distributions in cash or in any other form unless authorized by the Board of Directors in its sole discretion.

(b) The Corporation shall not be obligated to pay any unpaid dividend accumulated or accrued on or prior to the effective date of these Articles of Amendment.

~~(4)~~4. Liquidation Preference.

(a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (referred to herein sometimes as a “liquidation”), the holders of Series C Preferred Stock then outstanding shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders (after payment or provision for payment of all debts and other liabilities of the Corporation) a liquidation preference of $25.00 per share~~, plus any accumulated and unpaid distributions to the date of payment, whether or not authorized,~~ before any distribution of assets is made to holders of Common Stock and any other shares of equity securities of the Corporation that rank junior to ~~the~~ Series C Preferred Stock as to liquidation rights.

(b) If, upon any such voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets of the Corporation are insufficient to make full payment to holders of ~~the~~Series C Preferred Stock and any shares of other classes or series of equity securities of the Corporation ranking on a parity with ~~the~~ Series C Preferred Stock as to liquidation rights, then the holders of ~~the~~ Series C Preferred Stock and all other such classes or series of equity securities ranking on a parity with ~~the~~ Series C Preferred Stock as to liquidation rights shall share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

(c) Written notice of any such liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 calendar days immediately preceding the payment date stated therein, to each record holder of ~~the~~ Series C Preferred Stock at the respective addresses of such holders as the same shall appear on the share transfer records of the Corporation.

(d) After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series C Preferred Stock shall have no right or claim to any of the remaining assets of the Corporation.

(e) None of a consolidation or merger of the Corporation with or into another entity, the merger of another entity with or into the Corporation, a statutory share exchange by the Corporation or a sale, lease, transfer or conveyance of all or substantially all of the Corporation’s property or business shall be considered a liquidation, dissolution or winding up of the Corporation.

(f) In determining whether a distribution (other than upon voluntary or involuntary dissolution) by dividend, redemption or other acquisition of shares of the Corporation or otherwise is permitted under Maryland law, amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the holders of Series C Preferred Stock will not be added to the Corporation’s total liabilities.

5. Application of Transfer Restrictions.

(~~5) Redemption.~~

~~(a) Except as set forth in this Section 5(a) and in Section 5(c), the Series C Preferred Stock is not redeemable prior to October 25, 2010. (i~~a) To ensure that the Corporation remains qualified as a real estate investment trust (“REIT”) for United States federal income tax purposes, ~~however, the~~ Series C Preferred Stock shall be subject to the provisions of Article VII of the Charter pursuant to which Series C Preferred Stock owned by a stockholder in excess of the Aggregate Stock Ownership Limit (as defined in Article VII of the Charter) shall automatically be transferred to a Trust for the benefit of a Charitable Beneficiary (as “Trust” and “Charitable Beneficiary” are each defined in Article VII of the Charter) and the Corporation shall have the right to purchase, or to designate the purchaser of, such shares, as provided in Article VII of the Charter.

(~~ii~~b) In addition, no Person shall Beneficially Own or Constructively Own (as ~~“~~“Person~~”~~”, ~~“~~“Beneficially Own~~”~~” and ~~“~~“Constructively Own~~”~~” are all defined in Article VII of the Charter) in excess of 25 percent of the outstanding shares of Series C Preferred Stock (the ~~“~~“Series C Ownership Limit~~”~~”), except in accordance with an exemption from the Series C Ownership Limit granted by the Board of Directors or otherwise in accordance with Article VII of the Charter, with Article VII of the Charter applied as if references therein to the Aggregate Stock Ownership Limit also include applicable references to the Series C Ownership Limit.

(~~iii~~c) To the extent that any Person is granted an exemption from the Aggregate Stock Ownership Limit, such Person shall nevertheless remain subject to the Series C Ownership Limit except to the extent that such Person is also expressly granted an exemption from the Series C Ownership Limit by the Board of Directors, in which case such Person shall be a ~~“~~“Series C Excepted Holder~~”~~”, and any higher limit established for such Person shall be a ~~“~~“Series C Excepted Holder Limit~~”~~”, with the terms ~~“~~“Series C Excepted Holder~~”~~” and ~~“~~“Series C Excepted Holder Limit~~”~~” interpreted in a manner corresponding to the terms ~~“~~“Excepted Holder~~”~~”, and ~~“~~“Excepted Holder Limit~~”~~”, respectively, in Article VII of the Charter. The preceding sentence shall apply to any Person for whom an exemption from the Aggregate Stock Ownership Limit is granted, without regard to whether it is granted prior or subsequent to the effectiveness of these Articles ~~Supplementary~~of Amendment.

6. Redemption.

~~(iv) If at any time both (i) the Series C Preferred Stock ceases to be listed on the NYSE or the AMEX, or quoted on the NASDAQ, and (ii) the Corporation ceases to be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, and any shares of Series C Preferred Stock are outstanding, the~~(a) The Corporation, at its option and at any time, upon giving notice as provided below, may redeem ~~the Series C Preferred Stock, in whole but not in part, within 90 days of the date upon which both the Series C Preferred Stock so ceases to be listed and the Corporation so ceases to be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, for cash at a redemption price of $25.00 per share, plus accumulated and unpaid distributions, if any, to the redemption date, whether or not authorized (the “Special Redemption Right”). (v) On or after October 25, 2010 the Corporation, at its option, upon giving notice as provided below, may redeem the~~ shares of Series C Preferred Stock, in whole or from time to time in part, for cash, at a redemption price of $25.00 per share~~, plus all accumulated and unpaid distributions on such Series C Preferred Stock to the date of redemption, whether or not authorized (the “Regular Redemption Right”).~~ (the “Redemption Right”).

(b) If fewer than all of the outstanding shares of Series C Preferred Stock are to be redeemed pursuant to the ~~Regular~~ Redemption Right, the shares to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional shares) or by lot or in such other equitable method prescribed by the Board of Directors. If such redemption is to be by lot and, as a result of such redemption, any holder of shares of Series C Preferred Stock would become a holder of a number of shares of Series C Preferred Stock in excess of the Aggregate Stock Ownership Limit because such holder’s shares of Series C Preferred Stock were not redeemed, or were only redeemed in part, then, except as otherwise provided in the Charter, the Corporation shall redeem the requisite number of shares of Series C Preferred Stock of such holder such that no holder will hold in excess of the Aggregate Stock Ownership Limit subsequent to such redemption.

(c) ~~Notwithstanding anything to the contrary contained herein, unless full cumulative distributions on all shares of Series C Preferred Stock have been or contemporaneously are authorized and paid or authorized and a sum sufficient set apart for payment for all past distribution periods and the then current distribution period, no shares of Series C Preferred Stock shall be redeemed pursuant to the Regular Redemption Right unless all outstanding shares of Series C Preferred Stock are simultaneously redeemed. In addition, unless full cumulative distributions on all shares of Series C Preferred Stock have been or contemporaneously are authorized and paid or authorized and a sum sufficient set apart for payment for all past distribution periods and the then current distribution period, the Corporation shall not purchase or otherwise acquire directly or indirectly any shares of Series C Preferred Stock or any other shares of equity securities of the Corporation ranking junior to or on a parity with the Series C Preferred Stock as to distributions or upon liquidation (except by conversion into or exchange for shares of equity securities of the Corporation ranking junior to the Series C Preferred Stock as to distributions and upon liquidation). The restrictions in this Section 5 on redemptions, purchases and other acquisitions shall not prevent the redemption, purchase or acquisition by the Corporation of Preferred Stock of any series pursuant to Article VII of the Charter or Section 5(a) hereof, or otherwise in order to ensure that the Corporation remains qualified as a REIT for United States federal income tax purposes, or the purchase or acquisition of Series C Preferred Stock pursuant to a purchase or exchange offer made on the same terms to all holders of the Series C Preferred Stock.~~

~~(d) Immediately prior to any redemption of shares of Series C Preferred Stock, the Corporation shall pay, in cash, any accumulated and unpaid distributions to the redemption date, whether or not authorized, unless a redemption date falls after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case each holder of Series C Preferred Stock at the close of business on such Distribution Record Date shall be entitled to the distribution payable on such shares on the corresponding Distribution Payment Date notwithstanding the redemption of such shares before the Distribution Payment Date. Except as provided in the previous sentence, the Corporation shall make no payment or allowance for unpaid distributions, whether or not in arrears, on Series C Preferred Stock for which a notice of redemption has been given.~~

~~(e) The following provisions set forth the procedures for redemption pursuant to the Regular Redemption Right.(i)~~Notice of redemption will be mailed by the Corporation, postage prepaid, no less than 30 nor more than 60 calendar days immediately preceding the redemption date, addressed to the respective holders of record of ~~the~~shares of Series C Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Corporation. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series C Preferred Stock except as to the holder to whom notice was defective or not given.

(~~ii~~d) In addition to any information required by law or by the applicable rules of any exchange upon which ~~the~~shares of Series C Preferred Stock may be listed or admitted to trading,

each notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of shares of Series C Preferred Stock to be redeemed; and (D) the place or places where the holders of shares of Series C Preferred Stock may surrender certificates for payment of the redemption price~~; and (E) that distributions on the Series C Preferred Stock to be redeemed will cease to accumulate on the redemption date~~. If less than all shares of ~~the~~ Series C Preferred Stock held by any holder are to be redeemed, the notice mailed to each holder shall also specify the number of shares of Series C Preferred Stock held by such holder to be redeemed.

(~~iii~~e) On or after the redemption date, each holder of shares of Series C Preferred Stock to be redeemed shall present and surrender the certificates representing ~~his~~shares of Series C Preferred Stock to the Corporation at the place designated in the notice of redemption and thereupon the redemption price of such shares ~~(including all accumulated and unpaid distributions up to the redemption date)~~ shall be paid to or on the order of the person whose name appears on such certificate representing shares of Series C Preferred Stock as the owner thereof and each surrendered certificate shall be canceled. If fewer than all the shares represented by any such certificate representing shares of Series C Preferred Stock are to be redeemed, a new certificate shall be issued representing the unredeemed shares.

(~~iv) From and after the redemption date (unless the Corporation defaults in payment of the redemption price), all distributions on the Series C Preferred Stock designated for redemption and all rights of the holders thereof, except the right to receive the redemption price thereof and all accumulated and unpaid distributions up to the redemption date, shall terminate with respect to such shares and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the Corporation’s stock transfer records, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Corporation, prior to a redemption date, may irrevocably deposit the redemption price (including accumulated and unpaid distributions to the redemption date) of the Series C Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the Series C Preferred Stock to be redeemed shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) require such holders to surrender the certificates representing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accumulated and unpaid distributions to the redemption date). Any monies so deposited which remain unclaimed by the holders of the Series C Preferred Stock at the end of two years after the redemption date shall be returned by such bank or trust company to the Corporation.~~

~~(f)~~	~~The following provisions set forth the procedures for redemption pursuant to the Special Redemption Right.~~

~~(i) Notice of redemption will be mailed by the Corporation, postage prepaid, no less than 30 nor more than 60 calendar days immediately preceding the redemption date, addressed to the respective holders of record of the Series C Preferred Stock at their respective addresses as they appear on the stock transfer records of the Corporation. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of the Series C Preferred Stock except as to the holder to whom notice was defective or not given.~~

~~(ii) In addition to any information required by law, each notice shall state: (A) the redemption date; (B) the redemption price; (C) the place or places where the holders of Series C Preferred Stock may surrender certificates for payment of the redemption price; and (D) that distributions on the Series C Preferred Stock will cease to accumulate on the redemption date.~~

~~(iii) On or after the redemption date, each holder of Series C Preferred Stock shall present and surrender the certificates representing his Series C Preferred Stock to the Corporation at the place designated in the notice of redemption and thereupon the redemption price of such shares (including all accumulated and unpaid distributions up to the redemption date) shall be paid to or~~

~~on the order of the person whose name appears on such certificate representing Series C Preferred Stock as the owner thereof and each surrendered certificate shall be canceled. (iv~~f) From and after the redemption date (unless the Corporation defaults in payment of the redemption price), all distributions on ~~the~~shares of Series C Preferred Stock designated for redemption and all rights of the holders thereof, except the right to receive the redemption price thereof ~~and all accumulated and unpaid distributions up to the redemption date~~, shall terminate with respect to such shares and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the Corporation’s stock transfer records, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Corporation, prior to ~~the~~a redemption date, may irrevocably deposit the redemption price ~~(including accumulated and unpaid distributions to the redemption date) of the~~of shares of Series C Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of ~~the~~shares of Series C Preferred Stock to be redeemed shall: (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price, and (C) require such holders to surrender the certificates representing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price ~~(including all accumulated and unpaid distributions to the redemption date)~~. Any monies so deposited which remain unclaimed by ~~the~~ holders of ~~the~~shares of Series C Preferred Stock at the end of two years after the redemption date shall be returned by such bank or trust company to the Corporation.

(g) ~~Any Series C Preferred Stock that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued~~ Upon any redemption of shares of Series C Preferred Stock, the shares of Series C Preferred Stock which are redeemed will be reclassified as authorized and unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors, and the number of shares of Series C Preferred Stock which the Corporation has the authority to issue will be decreased by the number of shares of Series C Preferred Stock so redeemed, so that the shares of Series C Preferred Stock which were redeemed may not be reissued.

~~(6)~~7. Voting Rights.~~(a)~~ Holders of ~~the~~ Series C Preferred Stock shall not have any voting rights, except as set forth below~~.~~:

(~~b) Whenever distributions on the Series C Preferred Stock are in arrears for six or more quarterly periods (whether or not consecutive) (a “Preferred Distribution Default”), the holders of Series C Preferred Stock (voting together as a single class with all other equity securities of the Corporation (including the Corporation’s 9.75% Series B Cumulative Redeemable Preferred Stock), as applicable, upon which like voting rights have been conferred and are exercisable (“Parity Preferred Stock”)) shall be entitled to elect a total of two additional directors to the Corporation’s Board of Directors (the “Preferred Stock Directors”) at a special meeting called by the holders of record of at least 20% of the outstanding shares of Series C Preferred Stock (unless the request is received less than 90 calendar days before the date fixed for the next annual or special meeting of stockholders) or, if the request for a special meeting is received by the Corporation less than 90 calendar days before the date fixed for the next annual or special meeting of stockholders, at the next annual meeting of stockholders, and at each subsequent annual meeting until all distributions accumulated on the Series C Preferred Stock for the past distribution periods and the then current distribution period shall have been fully paid or authorized and a sum sufficient for the payment thereof set aside for payment.~~

~~(c) If and when all accumulated distributions and the distribution for the then current distribution period on the Series C Preferred Stock shall have been paid in full or authorized and a sum sufficient for the payment thereof set aside for payment in full, the holders of Series C Preferred Stock shall be divested of the voting rights set forth in clause (b) above (subject to revesting in the event of each and every Preferred Distribution Default) and, if all accumulated~~

~~distributions and the distribution for the then current distribution period have been paid in full or authorized by the Board of Directors and set aside for payment in full on all other series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Stock Director so elected shall terminate. Any Preferred Stock Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of a majority of the outstanding Series C Preferred Stock when they have the voting rights set forth in clause (b) above and all other series of Parity Preferred Stock (voting as a single class). So long as a Preferred Distribution Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of a majority of the outstanding Series C Preferred Stock when they have the voting rights set forth in clause (b) above and all other series of Parity Preferred Stock (voting as a single class). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.(d) So long as any~~a) So long as any shares of Series C Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least two-thirds of ~~the~~ Series C Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), ~~(i) authorize, create or increase the authorized or issued amount of any class or series of equity securities ranking senior to the outstanding Series C Preferred Stock with respect to the payment of distributions or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation or reclassify any authorized equity securities of the Corporation into any such senior equity securities, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such senior equity securities; or (ii)~~ amend, alter or repeal the provisions of the Charter (including these Articles ~~Supplementary~~of Amendment), whether by merger or consolidation ~~(in either case, an “Event”)~~ or otherwise, so as to materially and adversely affect any right, preference or voting power of ~~the~~shares of Series C Preferred Stock; provided, however, that with respect to any such amendment, alteration or repeal of the provisions of the Charter (including these Articles ~~Supplementary~~of Amendment) upon the occurrence of ~~an Event~~a merger or consolidation (in either case, an “Event”), so long as shares of~~the~~ Series C Preferred Stock remain outstanding with the terms thereof ~~materially~~ unchanged in any materially adverse respect, taking into account that, upon the occurrence of an Event, the Corporation may not be the surviving entity and such surviving entity may thereafter be the issuer of ~~the~~shares of Series C Preferred Stock, the occurrence of any such Event shall not be deemed to materially and adversely affect the rights, preferences or voting powers of ~~the~~shares of Series C Preferred Stock; and provided further that any increase in the ~~amount~~number of authorized shares of Series C Preferred Stock or the classification or increase of any other class or series of the Corporation’s equity securities, in each case ranking on a parity with or junior or senior to ~~the~~ Series C Preferred Stock with respect to the ~~payment of distributions and the~~ distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, shall not be deemed to materially and adversely affect the rights, preferences or voting powers of ~~the~~shares of Series C Preferred Stock.

(~~e~~b) The foregoing voting provisions shall not apply if, at or prior to the time when the action with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series C Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

~~(7)~~8. Conversion. ~~The~~ Shares of Series C Preferred Stock ~~is~~are not convertible into or exchangeable for any other property or securities of the Corporation.

~~(8) Application of Article VII. The shares of Series C Preferred Stock are subject to the provisions of Article VII of the Charter.~~9. Application of Article VII. Shares of Series C Preferred Stock are subject to the provisions of Article VII of the Charter.

~~(9) Status. Upon any redemption of shares of Series C Preferred Stock, the shares of Series C Preferred Stock which are redeemed will be reclassified as authorized and unissued shares of Preferred Stock, and the number of shares of Series C Preferred Stock which the Corporation has the authority to issue will be decreased by the redemption of shares of Series C Preferred Stock, so that the shares of Series C Preferred Stock which were redeemed may not be reissued.~~

~~(10) Information Rights. During any period in which the Corporation is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any shares of Series C Preferred Stock are outstanding, the Corporation shall (i) transmit by mail to all holders of Series C Preferred Stock, as their names and addresses appear in the Corporation’s record books and without cost to such holders, copies of the annual reports and quarterly reports that the Corporation would have been required to file with the Securities and Exchange Commission (the “SEC”) pursuant to the reporting requirements of Section 13 or 15(d) of the Exchange Act if the Corporation was subject to such Sections (other than any exhibits that would have been required), and (ii) promptly upon written request, supply copies of such reports to any prospective holder of Series C Preferred Stock. The Corporation will mail the reports to the holders of Series C Preferred Stock within 15 days after the respective dates by which the Corporation would have been required to file the reports with the SEC if the Corporation was subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.~~

~~(11)~~10. Exclusion of Other Rights. ~~The shares~~ Shares of Series C Preferred Stock shall not have any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption other than those specifically set forth in these Articles ~~Supplementary. The~~ of Amendment. ~~s~~Shares of Series C Preferred Stock shall have no preemptive or subscription rights.

~~(12)~~11. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

~~(13)~~12. Severability of Provisions. If any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of ~~the~~shares of Series C Preferred Stock set forth in the Charter ~~is~~are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of shares of Series C Preferred Stock set forth in the Charter which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect, and no preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of shares of Series C Preferred Stock herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

SECOND: ~~The Shares have been classified and designated~~ The foregoing amendment to the Articles Supplementary was advised by the Board of Directors ~~under the authority contained in the Charter.THIRD: These Articles Supplementary have been~~and approved by the ~~Board of Directors~~stockholders of the Corporation in the manner and by the vote required by law and by the Charter.

~~FOURTH~~THIRD: The undersigned Chief Executive Officer and President of the Corporation acknowledges these Articles ~~Supplementary~~of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer and President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

~~[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]~~

IN WITNESS WHEREOF, the Corporation has caused these Articles ~~Supplementary~~of Amendment to be executed under seal in its name and on its behalf by its Chief Executive Officer and President and attested to by its Secretary on this      of ~~October, 2005.~~                    , 2009.

ATTEST:	NEWCASTLE INVESTMENT CORP.

(SEAL)
Randal A. Nardone Secretary	~~Wesley R. Edens~~ Kenneth M. Riis, Chief Executive Officer and President

ANNEX C

Amendment to the Company’s Charter

Series D Preferred Stock

NEWCASTLE INVESTMENT CORP.

ARTICLES ~~SUPPLEMENTARY~~OF AMENDMENT—SERIES D PREFERRED STOCK

Newcastle Investment Corp., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

~~FIRST: Under a power contained in Section 6.3~~

FIRST: The Articles Supplementary of the Corporation establishing and fixing the rights and preferences of the Corporation’s Series D Cumulative Redeemable Preferred Stock, as accepted for record by the State Department of Assessments and Taxation of Maryland on March 14, 2007 (the “Articles Supplementary”) and constituting a part of the charter of the Corporation (the “Charter”), ~~the Board of Directors of the Corporation (the “Board of Directors”), by resolution duly adopted at a meeting duly called and held on February 21, 2007 (the “Board Resolutions”), and the Pricing Committee of the Board of Directors established by the Board Resolutions, by resolution by unanimous written consent dated March 12, 2007, classified and designated 2,300,000 shares (the “Shares”) of Preferred Stock (as defined in the Charter) as shares of 8.375% Series D Cumulative Redeemable Preferred Stock, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of shares of stock as follows and provided for the issuance thereof. Upon any restatement of the Charter, Sections 1 through 13 of this Article FIRST shall become part of Article VI of the Charter, with such changes in enumeration as are necessary to complete such restatement.~~is hereby deleted in its entirety and the following shall be substituted in its place:

~~(1)~~1. Designation and Number. A series of shares of Preferred Stock, designated as ~~the “8.375%~~“Series D ~~Cumulative~~ Redeemable Preferred Stock” (~~the~~ “Series D Preferred Stock”), is hereby established. The number of shares of Series D Preferred Stock shall be ~~2,300,000.~~[            ]. The par value of Series D Preferred Stock shall be $.01 per share.

~~(2)~~2. Rank. ~~The~~ Series D Preferred Stock will, with respect to ~~distribution rights and~~ rights upon liquidation, dissolution or winding up of the Corporation, rank (a) senior to all classes or series of Common Stock (as defined in the Charter)~~,~~ and to all equity securities issued by the Corporation, the terms of which specifically provide that such equity securities shall rank junior to ~~the~~ Series D Preferred Stock; (b) on a parity with ~~the 9.75%~~ Series B ~~Cumulative Redeemable~~ Preferred Stock ~~and 8.05%~~(as defined in the Charter), Series C ~~Cumulative Redeemable~~ Preferred Stock ~~of~~(as defined in the ~~Corporation~~Charter) and all other equity securities issued by the Corporation other than those referred to in clauses (a) and (c); and (c) junior to all equity securities issued by the Corporation, the terms of which specifically provide that such equity securities rank senior to ~~the~~ Series D Preferred Stock. The term “equity securities” shall not include convertible debt securities.

~~(3)~~3. Distributions.

~~(a)~~ (a) Subject to the preferential rights of any other class or series of capital stock of the Corporation that may hereafter be created, the holders of shares of Series D Preferred Stock shall be entitled to receive dividends only if, as and when authorized by the Board of Directors out of assets legally available for the payment of dividends. Holders of Series D Preferred Stock shall ~~be entitled to receive, when and as authorized by the Board of Directors, out of legally available funds, cumulative preferential cash distributions at the rate of 8.375% of the liquidation preference per annum (which is equivalent to a fixed annual amount of $2.09375 per share of Series D Preferred Stock); provided, however, that during any period of time that both (i) the Series D Preferred Stock is not listed on the New York Stock Exchange (“NYSE”), the American Stock Exchange (“AMEX”), or the NASDAQ Stock Market (“NASDAQ”), and (ii) the Corporation is not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any shares of Series D Preferred Stock are outstanding, the holders of Series D Preferred Stock shall be entitled to receive, when~~

~~and as authorized by the Board of Directors, out of legally available funds, cumulative preferential cash distributions at the rate of 9.375% per year of the liquidation preference (which is equivalent to a fixed annual amount of $2.34375 per year per share)(the “Special Distribution”). Such distributions shall accrue and cumulate from the date of original issuance (March 15, 2007) or, with respect to the Special Distribution, if applicable, from the date following the date on which both (i) the Series D Preferred Stock ceases to be listed on the NYSE, AMEX or NASDAQ and (ii) the Corporation ceases to be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, and shall be payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year or, if not a business day, the next succeeding business day, commencing July 31, 2007 (each a “Distribution Payment Date”). The Special Distribution, if applicable, shall cease to accrue on the date following the earlier of (i) the listing of the Series D Preferred Stock on the NYSE, AMEX or NASDAQ or (ii) the Corporation becoming subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. Any distribution payable on the Series D Preferred Stock for any partial distribution period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions shall be payable to holders of record as they appear in the stock records of the Corporation at the close of business on the applicable distribution record date, which shall be the first day of the calendar month in which the applicable Distribution Payment Date falls or such other date designated by the Board of Directors for the payment of distributions that is not more than 30 nor less than 10 calendar days immediately preceding such Distribution Payment Date (each, a “Distribution Record Date”).~~

~~(b) Notwithstanding anything to the contrary contained herein, distributions on the Series D Preferred Stock shall accrue and cumulate whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized by the Board of Directors. Accumulated but unpaid distributions on the Series D Preferred Stock shall cumulate as of the Distribution Payment Date on which they first become payable or on the date of redemption, as the case may be. No interest shall be payable in respect of any distribution on the Series D Preferred Stock that may be in arrears.~~

~~(c) Except as provided in the following sentence, if any shares of Series D Preferred Stock are outstanding, no distributions, other than distributions in kind of the Corporation’s Common Stock or other shares of the Corporation’s equity securities ranking junior to the Series D Preferred Stock as to distributions and upon liquidation, may be authorized or paid or set apart for payment, and no other distribution may be authorized or made upon, the Corporation’s Common Stock or any other shares of equity securities of the Corporation of any other class or series ranking, as to distributions and upon liquidation, on a parity with or junior to the Series D Preferred Stock unless full cumulative distributions have been or contemporaneously are authorized and paid or authorized and a sum sufficient set apart for such payment on the Series D Preferred Stock for all past distribution periods and the then current distribution period. When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series D Preferred Stock and all other equity securities ranking on a parity, as to distributions, with the Series D Preferred Stock, all distributions authorized upon the Series D Preferred Stock and any other equity securities ranking on a parity, as to distributions, with the Series D Preferred Stock shall be authorized pro rata so that the amount of distributions authorized per share of Series D Preferred Stock and such other equity security shall in all cases bear to each other the same ratio that accumulated distributions per share of Series D Preferred Stock and such other equity security (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such other equity securities do not have a cumulative distribution) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on Series D Preferred Stock which may be in arrears.~~

~~(d) Except as provided in clause (c), unless full cumulative distributions on the Series D Preferred Stock have been or contemporaneously are authorized and paid or authorized and a sum sufficient is set apart for payment for all past distribution periods and the then current distribution period, no Common Stock or any other shares of equity securities of the Corporation ranking junior to or on a parity with the Series D Preferred Stock as to distributions or upon liquidation shall be redeemed, purchased or otherwise acquired for any consideration (or~~

~~any monies be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except by conversion into or exchange for Common Stock or other shares of equity securities of the Corporation ranking junior to the Series D Preferred Stock as to distributions and amounts upon liquidation). (e) Holders of Series D Preferred Stock shall not be entitled to any distribution, whether payable in cash, property or shares, in excess of full cumulative distributions on the Series D Preferred Stock as described above. Any distribution payment made on the Series D Preferred Stock shall first be credited against the earliest accumulated but unpaid distribution due with respect to the Series D Preferred Stock which remains payable.~~not under any circumstances be entitled to receive distributions in cash or in any other form unless authorized by the Board of Directors in its sole discretion.

(b) The Corporation shall not be obligated to pay any unpaid dividend accumulated or accrued on or prior to the effective date of these Articles of Amendment.

~~(4)~~4. Liquidation Preference.

(a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (referred to herein sometimes as a “liquidation”), the holders of Series D Preferred Stock then outstanding shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders (after payment or provision for payment of all debts and other liabilities of the Corporation) a liquidation preference of $25.00 per share~~, plus any accumulated and unpaid distributions to the date of payment, whether or not authorized,~~ before any distribution of assets is made to holders of Common Stock and any other shares of equity securities of the Corporation that rank junior to ~~the~~ Series D Preferred Stock as to liquidation rights.

(b) If, upon any such voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets of the Corporation are insufficient to make full payment to holders of ~~the~~ Series D Preferred Stock and any shares of other classes or series of equity securities of the Corporation ranking on a parity with ~~the~~ Series D Preferred Stock as to liquidation rights, then the holders of ~~the~~ Series D Preferred Stock and all other such classes or series of equity securities ranking on a parity with ~~the~~ Series D Preferred Stock as to liquidation rights shall share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

(c) Written notice of any such liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 calendar days immediately preceding the payment date stated therein, to each record holder of ~~the~~ Series D Preferred Stock at the respective addresses of such holders as the same shall appear on the share transfer records of the Corporation.

(d) After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series D Preferred Stock shall have no right or claim to any of the remaining assets of the Corporation.

(e) None of a consolidation or merger of the Corporation with or into another entity, the merger of another entity with or into the Corporation, a statutory share exchange by the Corporation or a sale, lease, transfer or conveyance of all or substantially all of the Corporation’s property or business shall be considered a liquidation, dissolution or winding up of the Corporation.

(f) In determining whether a distribution (other than upon voluntary or involuntary dissolution) by dividend, redemption or other acquisition of shares of the Corporation or otherwise is permitted under Maryland law, amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the holders of Series D Preferred Stock will not be added to the Corporation’s total liabilities.

5. Application of Transfer Restrictions.

(~~5) Redemption.(a) Except as set forth in this Section 5(a) and in Section 5(c), the Series D Preferred Stock is not redeemable prior to March 15, 2012. (i~~a) To ensure that the Corporation remains qualified as a real estate investment trust (“REIT”) for United States federal income tax purposes, ~~however, the~~ Series D Preferred Stock shall be subject to the provisions of Article VII of the Charter pursuant to which Series D Preferred Stock owned by a stockholder in excess of the Aggregate Stock Ownership Limit (as defined in Article VII of the Charter) shall automatically be transferred to a Trust for the benefit of a Charitable Beneficiary (as “Trust” and “Charitable Beneficiary” are each defined in Article VII of the Charter) and the Corporation shall have the right to purchase, or to designate the purchaser of, such shares, as provided in Article VII of the Charter.

(~~ii~~b) In addition, no Person shall Beneficially Own or Constructively Own (as ~~“~~“Person”~~”~~, ~~“~~“Beneficially Own~~”~~” and ~~“~~“Constructively Own~~”~~” are all defined in Article VII of the Charter) in excess of 25 percent of the outstanding shares of Series D Preferred Stock (the ~~“~~“Series D Ownership Limit~~”~~”), except in accordance with an exemption from the Series D Ownership Limit granted by the Board of Directors or otherwise in accordance with Article VII of the Charter, with Article VII of the Charter applied as if references therein to the Aggregate Stock Ownership Limit also include applicable references to the Series D Ownership Limit.

(~~iii~~c) To the extent that any Person is granted an exemption from the Aggregate Stock Ownership Limit, such Person shall nevertheless remain subject to the Series D Ownership Limit except to the extent that such Person is also expressly granted an exemption from the Series D Ownership Limit by the Board of Directors, in which case such Person shall be a ~~“~~“Series D Excepted Holder~~”~~”, and any higher limit established for such Person shall be a ~~“~~“Series D Excepted Holder Limit~~”~~”, with the terms ~~“~~“Series D Excepted Holder~~”~~” and ~~“~~“Series D Excepted Holder Limit~~”~~” interpreted in a manner corresponding to the terms ~~“~~“Excepted Holder~~”~~”, and ~~“~~“Excepted Holder Limit~~”~~”, respectively, in Article VII of the Charter. The preceding sentence shall apply to any Person for whom an exemption from the Aggregate Stock Ownership Limit is granted, without regard to whether it is granted prior or subsequent to the effectiveness of these Articles ~~Supplementary~~of Amendment.

6. Redemption.

~~(iv) If at any time both (i) the Series D Preferred Stock ceases to be listed on the NYSE, AMEX or NASDAQ, and (ii) the Corporation ceases to be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, and any shares of Series D Preferred Stock are outstanding, the~~(a) The Corporation, at its option and at any time, upon giving notice as provided below, may redeem ~~the Series D Preferred Stock, in whole but not in part, within 90 days of the date upon which both the Series D Preferred Stock so ceases to be listed and the Corporation so ceases to be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, for cash at a redemption price of $25.00 per share, plus accumulated and unpaid distributions, if any, to the redemption date, whether or not authorized (the “Special Redemption Right”).(v) On or after March 15, 2012, the Corporation, at its option, upon giving notice as provided below, may redeem the~~ shares of Series D Preferred Stock, in whole or from time to time in part, for cash, at a redemption price of $25.00 per share~~, plus all accumulated and unpaid distributions on such Series D Preferred Stock to the date of redemption, whether or not authorized (the “Regular Redemption Right”).~~ (the “Redemption Right”).

(b) If fewer than all of the outstanding shares of Series D Preferred Stock are to be redeemed pursuant to the ~~Regular~~ Redemption Right, the shares to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional shares) or by lot or in such other equitable method prescribed by the Board of Directors. If such redemption is to be by lot and, as a result of such redemption, any holder of shares of Series D Preferred Stock would become a holder of a number of shares of Series D Preferred Stock in excess of the Aggregate Stock Ownership Limit because such holder’s shares of Series D Preferred Stock were not redeemed, or were only redeemed in part, then, except as otherwise provided in the Charter, the Corporation shall redeem the requisite number of shares of Series D Preferred Stock of such holder such that no holder will hold in excess of the Aggregate Stock Ownership Limit subsequent to such redemption.

(c) ~~Notwithstanding anything to the contrary contained herein, unless full cumulative distributions on all shares of Series D Preferred Stock have been or contemporaneously are authorized and paid or authorized and a sum sufficient set apart for payment for all past distribution periods and the then current distribution period, no shares of Series D Preferred Stock shall be redeemed pursuant to the Regular Redemption Right unless all outstanding shares of Series D Preferred Stock are simultaneously redeemed. In addition, unless full cumulative distributions on all shares of Series D Preferred Stock have been or contemporaneously are authorized and paid or authorized and a sum sufficient set apart for payment for all past distribution periods and the then current distribution period, the Corporation shall not purchase or otherwise acquire directly or indirectly any shares of Series D Preferred Stock or any other shares of equity securities of the Corporation ranking junior to or on a parity with the Series D Preferred Stock as to distributions or upon liquidation (except by conversion into or exchange for shares of equity securities of the Corporation ranking junior to the Series D Preferred Stock as to distributions and upon liquidation). The restrictions in this Section 5 on redemptions, purchases and other acquisitions shall not prevent the redemption, purchase or acquisition by the Corporation of Preferred Stock of any series pursuant to Article VII of the Charter or Section 5(a) hereof, or otherwise in order to ensure that the Corporation remains qualified as a REIT for United States federal income tax purposes, or the purchase or acquisition of Series D Preferred Stock pursuant to a purchase or exchange offer made on the same terms to all holders of the Series D Preferred Stock.~~

~~(d) Immediately prior to any redemption of shares of Series D Preferred Stock, the Corporation shall pay, in cash, any accumulated and unpaid distributions to the redemption date, whether or not authorized, unless a redemption date falls after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case each holder of Series D Preferred Stock at the close of business on such Distribution Record Date shall be entitled to the distribution payable on such shares on the corresponding Distribution Payment Date notwithstanding the redemption of such shares before the Distribution Payment Date. Except as provided in the previous sentence, the Corporation shall make no payment or allowance for unpaid distributions, whether or not in arrears, on Series D Preferred Stock for which a notice of redemption has been given.~~

~~(e) The following provisions set forth the procedures for redemption pursuant to the Regular Redemption Right.(i)~~Notice of redemption will be mailed by the Corporation, postage prepaid, no less than 30 nor more than 60 calendar days immediately preceding the redemption date, addressed to the respective holders of record of ~~the~~shares of Series D Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Corporation. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series D Preferred Stock except as to the holder to whom notice was defective or not given.

(~~ii~~d) In addition to any information required by law or by the applicable rules of any exchange upon which ~~the~~shares of Series D Preferred Stock may be listed or admitted to trading, each notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of shares of Series D Preferred Stock to be redeemed; and (D) the place or places where the holders of shares of Series D Preferred Stock may surrender certificates for payment of the redemption price~~; and (E) that distributions on the Series D Preferred Stock to be redeemed will cease to accumulate on the redemption date~~. If less than all shares of ~~the~~ Series D Preferred Stock held by any holder are to be redeemed, the notice mailed to each holder shall also specify the number of shares of Series D Preferred Stock held by such holder to be redeemed.

(~~iii~~e) On or after the redemption date, each holder of shares of Series D Preferred Stock to be redeemed shall present and surrender the certificates representing ~~his~~shares of Series D Preferred Stock to the Corporation at the place designated in the notice of redemption and thereupon the redemption price of such shares ~~(including all accumulated and unpaid distributions up to the redemption date)~~ shall be paid to or on the order of the person whose name appears on such certificate representing shares of Series D Preferred Stock as the owner thereof and each surrendered certificate shall be canceled. If fewer than all the shares represented by any such certificate representing shares of Series D Preferred Stock are to be redeemed, a new certificate shall be issued representing the unredeemed shares.

(~~iv) From and after the redemption date (unless the Corporation defaults in payment of the redemption price), all distributions on the Series D Preferred Stock designated for redemption and all rights of the holders thereof, except the right to receive the redemption price thereof and all accumulated and unpaid distributions up to the redemption date, shall terminate with respect to such shares and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the Corporation’s stock transfer records, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Corporation, prior to a redemption date, may irrevocably deposit the redemption price (including accumulated and unpaid distributions to the redemption date) of the Series D Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the Series D Preferred Stock to be redeemed shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) require such holders to surrender the certificates representing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accumulated and unpaid distributions to the redemption date). Any monies so deposited which remain unclaimed by the holders of the Series D Preferred Stock at the end of two years after the redemption date shall be returned by such bank or trust company to the Corporation.~~

~~(f)~~	~~The following provisions set forth the procedures for redemption pursuant to the Special Redemption Right.~~

~~(i) Notice of redemption will be mailed by the Corporation, postage prepaid, no less than 30 nor more than 60 calendar days immediately preceding the redemption date, addressed to the respective holders of record of the Series D Preferred Stock at their respective addresses as they appear on the stock transfer records of the Corporation. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of the Series D Preferred Stock except as to the holder to whom notice was defective or not given.~~

~~(ii) In addition to any information required by law, each notice shall state: (A) the redemption date; (B) the redemption price; (C) the place or places where the holders of Series D Preferred Stock may surrender certificates for payment of the redemption price; and (D) that distributions on the Series D Preferred Stock will cease to accumulate on the redemption date.~~

~~(iii) On or after the redemption date, each holder of Series D Preferred Stock shall present and surrender the certificates representing his Series D Preferred Stock to the Corporation at the place designated in the notice of redemption and thereupon the redemption price of such shares (including all accumulated and unpaid distributions up to the redemption date) shall be paid to or on the order of the person whose name appears on such certificate representing Series D Preferred Stock as the owner thereof and each surrendered certificate shall be canceled. (iv~~f) From and after the redemption date (unless the Corporation defaults in payment of the redemption price), all distributions on ~~the~~shares of Series D Preferred Stock designated for redemption and all rights of the holders thereof, except the right to receive the redemption price thereof ~~and all accumulated and unpaid distributions up to the redemption date~~, shall terminate with respect to such shares and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the Corporation’s stock transfer records, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Corporation, prior to ~~the~~a redemption date, may irrevocably deposit the redemption price ~~(including accumulated and unpaid distributions to the redemption date) of the~~of shares of Series D Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of ~~the~~shares of Series D Preferred Stock to be redeemed shall : (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price, and (C) require such holders to surrender the certificates representing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price ~~(including all accumulated and unpaid distributions to the redemption date)~~. Any monies so deposited which remain unclaimed by ~~the~~ holders of ~~the~~shares of Series D Preferred Stock at the end of two years after the redemption date shall be returned by such bank or trust company to the Corporation.

(g) ~~Any Series D Preferred Stock that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued~~ Upon any redemption of shares of Series D Preferred Stock, the shares of Series D Preferred Stock which are redeemed will be reclassified as authorized and unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors, and the number of shares of Series D Preferred Stock which the Corporation has the authority to issue will be decreased by the number of shares of Series D Preferred Stock so redeemed, so that the shares of Series D Preferred Stock which were redeemed may not be reissued.

~~(6)~~7. Voting Rights.~~(a)~~ Holders of ~~the~~ Series D Preferred Stock shall not have any voting rights, except as set forth below~~.~~:

(~~b) Whenever distributions on the Series D Preferred Stock are in arrears for six or more quarterly periods (whether or not consecutive) (a “Preferred Distribution Default”), the holders of Series D Preferred Stock (voting together as a single class with all other equity securities of the Corporation (including the Corporation’s 9.75% Series B Cumulative Redeemable Preferred Stock and 8.05% Series C Cumulative Redeemable Preferred Stock), as applicable, upon which like voting rights have been conferred and are exercisable (“Parity Preferred Stock”)) shall be entitled to elect a total of two additional directors to the Corporation’s Board of Directors (the “Preferred Stock Directors”) at a special meeting called by the holders of record of at least 20% of the outstanding shares of Series D Preferred Stock (unless the request is received less than 90 calendar days before the date fixed for the next annual or special meeting of stockholders) or, if the request for a special meeting is received by the Corporation less than 90 calendar days before the date fixed for the next annual or special meeting of stockholders, at the next annual meeting of stockholders, and at each subsequent annual meeting until all distributions accumulated on the Series D Preferred Stock for the past distribution periods and the then current distribution period shall have been fully paid or authorized and a sum sufficient for the payment thereof set aside for payment.~~

~~(c) If and when all accumulated distributions and the distribution for the then current distribution period on the Series D Preferred Stock shall have been paid in full or authorized and a sum sufficient for the payment thereof set aside for payment in full, the holders of Series D Preferred Stock shall be divested of the voting rights set forth in clause (b) above (subject to revesting in the event of each and every Preferred Distribution Default) and, if all accumulated distributions and the distribution for the then current distribution period have been paid in full or authorized by the Board of Directors and set aside for payment in full on all other series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Stock Director so elected shall terminate. Any Preferred Stock Director may be removed at any time with or without cause by the vote of, and shall not be removed~~

~~otherwise than by the vote of, the holders of a majority of the outstanding Series D Preferred Stock when they have the voting rights set forth in clause (b) above and all other series of Parity Preferred Stock (voting as a single class). So long as a Preferred Distribution Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of a majority of the outstanding Series D Preferred Stock when they have the voting rights set forth in clause (b) above and all other series of Parity Preferred Stock (voting as a single class). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.(d) So long as any~~a) So long as any shares of Series D Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least two-thirds of ~~the~~ Series D Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), ~~(i) authorize, create or increase the authorized or issued amount of any class or series of equity securities ranking senior to the outstanding Series D Preferred Stock with respect to the payment of distributions or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation or reclassify any authorized equity securities of the Corporation into any such senior equity securities, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such senior equity securities; or (ii)~~ amend, alter or repeal the provisions of the Charter (including these Articles ~~Supplementary~~of Amendment), whether by merger or consolidation ~~(in either case, an “Event”)~~ or otherwise, so as to materially and adversely affect any right, preference~~, privilege~~ or voting power of ~~the~~shares of Series D Preferred Stock; provided, however, that with respect to any such amendment, alteration or repeal of the provisions of the Charter (including these Articles ~~Supplementary~~of Amendment) upon the occurrence of ~~an Event~~a merger or consolidation (in either case, an “Event”), so long as shares of ~~the~~ Series D Preferred Stock remain outstanding with the terms thereof ~~materially~~ unchanged in any materially adverse respect, taking into account that, upon the occurrence of an Event, the Corporation may not be the surviving entity and such surviving entity may thereafter be the issuer of ~~the~~shares of Series D Preferred Stock, the occurrence of any such Event shall not be deemed to materially and adversely affect the rights, preferences~~, privileges~~ or voting powers of ~~the~~shares of Series D Preferred Stock; and provided further that any increase in the ~~amount~~number of authorized shares of Series D Preferred Stock or the classification or increase of any other class or series of the Corporation’s equity securities, in each case ranking on a parity with or junior or senior to ~~the~~ Series D Preferred Stock with respect to the ~~payment of distributions and the~~ distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, shall not be deemed to materially and adversely affect the rights, preferences~~, privileges~~ or voting powers of ~~the~~shares of Series D Preferred Stock.

(~~e~~b) The foregoing voting provisions shall not apply if, at or prior to the time when the action with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series D Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

~~(7)~~8. Conversion. ~~The~~ Shares of Series D Preferred Stock ~~is~~are not convertible into or exchangeable for any other property or securities of the Corporation.

~~(8) Application of Article VII. The shares of Series D Preferred Stock are subject to the provisions of Article VII of the Charter.~~9. Application of Article VII. Shares of Series D Preferred Stock are subject to the provisions of Article VII of the Charter.

~~(9) Status. Upon any redemption of shares of Series D Preferred Stock, the shares of Series D Preferred Stock which are redeemed will be reclassified as authorized and unissued shares of Preferred Stock, and the number of shares of Series D Preferred Stock which the Corporation has the authority to issue will be decreased by the redemption of shares of Series D Preferred Stock, so that the shares of Series D Preferred Stock which were redeemed may not be reissued.~~

~~(10) Information Rights. During any period in which the Corporation is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any shares of Series D Preferred Stock are outstanding, the Corporation shall (i) transmit by mail to all holders of Series D Preferred Stock, as their names and addresses appear in the Corporation’s record books and without cost to such holders, copies of the annual reports and quarterly reports that the Corporation would have been required to file with the Securities and Exchange Commission (the “SEC”) pursuant to the reporting requirements of Section 13 or 15(d) of the Exchange Act if the Corporation was subject to such Sections (other than any exhibits that would have been required), and (ii) promptly upon written request, supply copies of such reports to any prospective holder of Series D Preferred Stock. The Corporation will mail the reports to the holders of Series D Preferred Stock within 15 days after the respective dates by which the Corporation would have been required to file the reports with the SEC if the Corporation was subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.~~

~~(11)~~10. Exclusion of Other Rights. ~~The shares~~ Shares of Series D Preferred Stock shall not have any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption other than those specifically set forth in these Articles ~~Supplementary. The~~ of Amendment. ~~s~~Shares of Series D Preferred Stock shall have no preemptive or subscription rights.

~~(12)~~11. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

~~(13)~~12. Severability of Provisions. If any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of ~~the~~shares of Series D Preferred Stock set forth in the Charter ~~is~~are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of shares of Series D Preferred Stock set forth in the Charter which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect, and no preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of shares of Series D Preferred Stock herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

SECOND: ~~The Shares have been classified and designated~~ The foregoing amendment to the Articles Supplementary was advised by the Board of Directors ~~under the authority contained in the Charter.THIRD: These Articles Supplementary have been~~and approved by the ~~Board of Directors~~stockholders of the Corporation in the manner and by the vote required by law and by the Charter.

~~FOURTH~~THIRD: The undersigned Chief Executive Officer and President of the Corporation acknowledges these Articles ~~Supplementary~~of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer and President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles ~~Supplementary~~of Amendment to be executed under seal in its name and on its behalf by its Chief Executive Officer and President and attested to by its Secretary on this ~~12th day of March, 2007.~~     of                     , 2009.

ATTEST:	NEWCASTLE INVESTMENT CORP.

(SEAL)
Randal A. Nardone, Secretary	Kenneth M. Riis, Chief Executive Officer and President

NEWCASTLE INVESTMENT CORP.

ATTN: NADEAN FINKE

1345 AVENUE OF THE AMERICAS

46th FLOOR

NEW YORK, NY 10105

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. New York Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Newcastle Investment Corp. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in the future.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. New York Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Newcastle Investment Corp., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NEWCASTLE INVESTMENT CORP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEM 1.

Vote on Proposal

For Against Abstain

1. Proposal to amend the Company’s Charter to modify the preferential terms of each of the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock including modifications to dividend, liquidation and voting rights.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR item 1.

Please indicate if you plan to attend this meeting.

Yes No

Please sign your name exactly as it appears hereon. When signing as attorney executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding Internet Availability of Proxy Materials for the Special Meeting:

The Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 are available at www.proxyvote.com.

NEWCASTLE INVESTMENT CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL MEETING OF STOCKHOLDERS

            , 2009

The stockholder(s) hereby appoint(s) Wesley R. Edens, Randal A. Nardone, and Kenneth M. Riis, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s), them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Newcastle Investment Corp. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at [?] [A.M.] New York Time on             , 2009, at [•], and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

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